SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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QLT Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 10, 2006
To the Shareholders of QLT Inc.
I am pleased to invite you to attend the Annual Meeting (the “Annual Meeting”) of shareholders of QLT Inc. to be held on Tuesday, May 9, 2006 at 10:00 a.m. (Pacific Time) at QLT’s offices at 887 Great Northern Way, Vancouver, British Columbia. A reception will follow the Annual Meeting to allow you to meet the Directors and management of QLT.
The attached Notice of Annual Meeting and Proxy Statement provide details of the business to be conducted at the Annual Meeting. A copy of QLT’s Annual Report on Form 10-K is also enclosed.
Clearly, 2005 was a difficult year and one of tremendous change for QLT. Among the challenges we encountered, our acquisition of Atrix Laboratories, Inc. has not delivered the expected revenues and earnings contribution we had hoped for, and our pipeline has not advanced as we had anticipated. Our subsidiary received an unfavorable trial court decision in the U.S. with respect to ongoing patent litigation involving the Eligard® product, a decision that we have appealed. Visudyne® is facing increasing competition in the age-related macular degeneration market and we have fallen short of our goal to return an acceptable level of shareholder value.
The issues facing our business are being addressed. In 2005, the Board of Directors made changes to our management team, including my appointment in September as interim chief executive officer, and subsequent appointment as President and Chief Executive Officer and a Director of the Board. Under my leadership, we implemented significant cost-cutting measures, including employee reductions; announced plans to divest non-core assets, including our generic dermatology business and its associated manufacturing plant; and increased the amount that may be repurchased under our share buyback plan to US$100 million.
These changes are a first step and we are now refining and executing our strategy, announced last December, to focus on and build our ocular franchise as our core field of expertise. The initiatives already undertaken seek to balance growth in our primary area of focus, the ocular business, with cost-cutting. We are seeking to balance these long-term initiatives with short-term initiatives, such as a potential return of cash to shareholders. We have repurchased to date a total of approximately US$40 million worth of QLT shares under our share buyback plan and we intend to explore other options that may be available, keeping in mind the need to nourish the pipeline and prepare for other contingencies. Nevertheless, our belief is that pursuing a strategy that focuses on our core strengths in the ocular field will return greater value to all shareholders over time.

2

In addition to effecting changes at the management level, the Board is in a process of appraising its own performance and evaluating its membership and has begun by naming Boyd Clarke the new Chairman.
This year, in keeping with our intent to minimize expenses, we have decided to limit our annual reporting to our Form 10-K and have elected not to produce a separate traditional annual report as we have done in the past.
Your vote on the enclosed proxy is very important to us. Whether or not you plan to attend our Annual Meeting, please sign, date and return the enclosed Instrument of Proxy according to the instructions in the Proxy Statement and the Instrument of Proxy.
Thank you for your continued support of QLT and I look forward to seeing you at the Annual Meeting on May 9, 2006.
Sincerely,
QLT Inc.
ROBERT L. BUTCHOFSKY
President and Chief Executive Officer

QLT Inc.
887 Great Northern Way
Vancouver, British Columbia V5T 4T5
Notice of Annual Meeting of Shareholders
to be held May 9, 2006
NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of shareholders of QLT Inc. (“QLT”) will be held at QLT’s head offices at 887 Great Northern Way, Vancouver, British Columbia, on Tuesday, May 9, 2006 at 10:00 a.m. (Pacific time) for the following purposes, each of which is described in more detail in the accompanying Proxy Statement being delivered to shareholders in connection with the Annual Meeting (the “Proxy Statement”):
1.	To receive the Annual Report, including the report of the Directors of QLT (the “Directors”), and the Audited Consolidated Financial Statements of QLT for the year ended December 31, 2005, together with the Report of the Independent Registered Chartered Accountants on those Financial Statements;
2.	To appoint Deloitte & Touche LLP as independent auditors of QLT for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors;
3. To elect Directors for the ensuing year; and
4.	To transact such other business as may properly come before the Annual Meeting, or at any adjournments or postponements thereof.
You are entitled to receive notice of and attend the Annual Meeting, and may vote at the Annual Meeting, if you were a shareholder of QLT at the close of business on Monday, March 20, 2006. If you are unable to attend the Annual Meeting in person, please read the notes (the “Notes”) accompanying the Instrument of Proxy enclosed with these materials and then complete and return the Instrument of Proxy within the time set out in those Notes. If on March 20, 2006, your shares in QLT were held of record in your brokerage firm, securities dealer, trust company, bank or another similar organization, you may vote at the Annual Meeting if you obtain a proxy card from that organization issued in your name and carefully follow any instructions that are provided to you in connection with that proxy card.
In order for it to be voted at the Annual Meeting, a proxy must be received by no later than 10:00 a.m. (Pacific Time)/1:00 p.m. (Eastern Time) on Friday, May 5, 2006 by QLT’s Registrar and Transfer Agent, Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: from within North America at (866) 249-7775 or from outside North America at (416) 263-9524. The Chairman may determine, in his sole discretion, to accept an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast.

2

The enclosed Instrument of Proxy is solicited by the Board of Directors and management of QLT but you may amend it if you wish by striking out the names listed in the Instrument of Proxy and inserting in the space provided the name of the person you wish to represent you at the Annual Meeting.
DATED at Vancouver, British Columbia, this 10th day of April, 2006.
BY ORDER OF THE BOARD OF DIRECTORS
Janet Grove, Corporate Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED INSTRUMENT OF PROXY AS PROMPTLY AS POSSIBLE. IF YOU ARE ABLE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

QLT INC.
887 Great Northern Way
Vancouver, British Columbia V5T 4T5
PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2006
INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING OF QLT
Why did I receive this Proxy Statement?
QLT has sent this Notice of Annual Meeting and Proxy Statement, together with the enclosed Instrument of Proxy, because QLT’s Board of Directors (the “Board”) and management is soliciting your proxy to vote at the Annual Meeting (the “Annual Meeting”) of shareholders of QLT on Tuesday, May 9, 2006. This Proxy Statement contains information about the matters being voted on at the Annual Meeting and important information about QLT. As many of QLT’s shareholders are expected to be unable to attend the Annual Meeting in person, proxies are solicited by mail to give each shareholder an opportunity to vote on all matters that will properly come before the Annual Meeting. QLT intends to mail this Proxy Statement and accompanying Instrument of Proxy on or about April 10, 2006 to all shareholders of record as at the close of business on Monday, March 20, 2006. References in this Proxy Statement to the Annual Meeting include any adjournment or postponement of that meeting. Unless otherwise stated, information in this Proxy Statement is given as at March 31, 2006.
What is the Date, Time and, Place of the Annual Meeting?
QLT’s Annual Meeting will be held at QLT’s head office at 887 Great Northern Way, Vancouver, British Columbia, on Tuesday, May 9, 2006 at 10:00 a.m. (Pacific Time).
Who is entitled to vote at the Annual Meeting?
Only shareholders of record at the close of business on Monday, March 20, 2006 may vote at the Annual Meeting.
How many votes do I have?
There were 89,489,040 common shares of QLT issued and outstanding on March 31, 2006. On a show of hands every shareholder present in person has one vote, and on a poll every shareholder present in person or by proxy has one vote for each QLT common share registered in the shareholder’s name. There are no other classes of voting securities other than the common shares.
What am I voting on at the Annual Meeting?
At the Annual Meeting, shareholders will be asked to vote on the following resolutions:
1.	The appointment of Deloitte & Touche LLP as independent auditors of QLT for the ensuing year and to authorize the Directors to fix the remuneration to be paid to the auditors; and
2.	To elect nine Directors for the ensuing year.

Other than matters incident to the conduct of the Annual Meeting, QLT does not know of any business or proposals to be considered at the Annual Meeting other than those set out in this Proxy Statement. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How does the Board recommend that I vote?
QLT’s Board believes the election of our nine nominees to the Board of QLT and the appointment of Deloitte & Touche LLP as independent auditors are in the best interests of QLT and our shareholders and, accordingly, recommends that each shareholder vote his or her shares “FOR” each of those proposals.
Who may attend the Annual Meeting?
All QLT shareholders are invited to attend the Annual Meeting, including shareholders whose shares are held by their brokerage firm or another similar organisation.
What is the quorum for the Annual Meeting?
At least two shareholders, two proxy holders representing two shareholders, or one shareholder and a proxy holder representing another shareholder entitled to vote at the Annual Meeting, present in person at the beginning of the meeting and collectively holding or representing by proxy in the aggregate not less than 33 1/3% of the issued and outstanding QLT common shares will constitute a quorum for the Annual Meeting.
What vote is required in order to approve each proposal?
Appointment of Auditors.
For Proposal 1, the appointment of Deloitte & Touche LLP as auditors and approval of the remuneration to be paid to the auditors, the affirmative vote of the holders of a majority of the common shares represented in person or by proxy at the Annual Meeting and entitled to vote on the item will be required for approval.
Election of Directors.
For Proposal 2, the election of nine Directors, the nominees will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nine nominees with the most votes for election will be elected. You may choose to vote, or withhold your vote, separately for each nominee. A properly executed Instrument of Proxy marked “Withhold” with respect to the election of one or more Directors will not be voted with respect to the nominee(s) indicated, although it will be counted for quorum purposes.
Common shares which are represented by “broker non-votes” (i.e. common shares held by brokers which are represented at the Annual Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and common shares which abstain from voting on any matter are not included in the determination of the common shares voting on such matters but are included for quorum purposes.

How do I vote?
Carefully read and consider the information contained or incorporated by reference in this Proxy Statement, including its Exhibits. You should also determine whether you hold your shares directly in your name as a registered shareholder or through a broker or other nominee, because this will determine the procedure that you must follow in order to vote. If you are a registered shareholder of QLT (that is, if your shares are registered in your name, as opposed to being held through a broker or other intermediary), you may vote in either of the following ways:
•	in person at the Annual Meeting;

•	by mail or facsimile — complete, sign and date the enclosed Instrument of Proxy and return it in the enclosed postage paid return envelope or by facsimile as soon as possible to be received no later than Friday, May 5, 2006 at 10:00 a.m. (Pacific Time)/1:00 p.m. (Eastern Time) to QLT’s Registrar and Transfer Agent, Computershare Investor Services Inc., Proxy Department, 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, facsimile number: from within North America at (866) 249-7775 or from outside North America at (416) 263-9524.
If your shares are not registered in your name but instead are held through your broker or another intermediary, then you will have received this material from your broker or the intermediary seeking your instructions as to how you wish your shares to be voted. Follow the instructions given to you by your broker or the other intermediary and your shares will be voted at the Annual Meeting as you wish. The Chairman may determine, in his sole discretion, to accept an Instrument of Proxy that is delivered in person to the Chairman at the Annual Meeting as to any matter in respect of which a vote has not already been cast. You have the right to appoint another person to attend and act on your behalf at the Annual Meeting other than the persons named in the enclosed Instrument of Proxy. To exercise this right, you should strike out the names of the persons named in the Instrument of Proxy and insert the name of your nominee in the blank space provided. A person appointed as a proxy holder need not be a shareholder of QLT.
How will proxies be exercised?
The proxy holder will vote according to instructions in the Instrument of Proxy on any ballot which may be called for and for which a choice has been specified. Unless otherwise indicated by you on the Instrument of Proxy, your shares will be voted “FOR” the election of the nominees for election to the Board as set out in this Proxy Statement and “FOR” the other motions proposed to be made at the Annual Meeting as stated in this Proxy Statement and the Instrument of Proxy. If you properly return your Instrument of Proxy, but do not include instructions on how to vote, your shares will be voted “FOR” each of the proposals described in this Proxy Statement.
The Instrument of Proxy also confers upon the proxy holder discretionary authority to vote all shares represented by the proxy with respect to amendments or variations to matters identified in the Notice of Meeting and any other matter that properly comes before the Annual Meeting. We know of no such amendment, variation or other matter that is to be presented for action at the Annual Meeting. However, if any other matters which are not now known to us should properly come before the Annual Meeting, the proxies will be voted, or not voted, by the proxy holder in his or her discretion.

What does it mean if I receive more than one set of proxy materials?
You may receive more than one set of proxy materials because you own QLT common shares that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the Instruments of Proxy and follow the instructions for any alternative voting procedures you receive in order to vote all of the shares you own. Each Instrument of Proxy you receive will come with its own prepaid return envelope. If you vote by mail, please make sure you return each Instrument of Proxy in the return envelope that accompanies that Instrument of Proxy.
Can I change my vote after I have voted?
You may revoke your proxy at any time before it is exercised at the Annual Meeting. A proxy may be revoked by voting in person at the Annual Meeting, by an instrument in writing stating that the proxy is revoked and signed and delivered as follows, or in any other manner provided by law:
1.	the instrument revoking the proxy must be signed by you or by the person to whom you have granted a power of attorney in writing. If the shareholder is a corporation, the instrument of revocation must be signed under that corporate shareholder’s corporate seal or by a duly authorized officer or attorney of the corporation; and
2.	the instrument revoking the proxy must be (i) delivered to QLT’s registered office at 26th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 on or before Friday, May 5, 2006 at 10:00 a.m. (Pacific Time)/1:00 p.m. (Eastern Time) or the last business day preceding the date of any adjournment of the Annual Meeting at which the proxy is to be voted, or (ii) deposited with the Chairman on the date of the Annual Meeting or any adjournment of it before the taking of any vote in respect of which the proxy is to be used.
If your shares are held in the name of an intermediary such as a brokerage firm, securities dealer, trust company, bank or other nominee institution, you may change your vote by submitting new voting instructions to your intermediary, as applicable. You will need to contact your brokerage firm, securities dealer, trust company, bank or other nominee institution to learn how to make that change.
Who pays the cost of the proxy solicitation?
QLT will pay the cost of soliciting these proxies, including the printing, handling and mailing of the proxy materials. Copies of these materials will be given to brokerage firms, securities dealers, trust companies, banks and other institutions that hold QLT’s shares that are beneficially owned by others. QLT will reimburse these brokerage firms, securities dealers, trust companies, banks and other institutions for their reasonable out of pocket expenses in forwarding proxy materials to beneficial owners of QLT’s shares. Proxies may be solicited by certain Directors, executive officers and employees of QLT personally or by telephone, mail, facsimile or e-mail. No additional compensation will be paid to Directors, officers or other QLT employees for soliciting proxies. In addition, QLT has retained Georgeson Shareholder Communications Canada Inc. to solicit proxies from brokers, banks and other institutional holders and from beneficial owners and individual holders of record of QLT common shares. For these services, QLT has agreed to pay to Georgeson Shareholder Communications a fee of approximately CAD$25,000.

Shareholder Proposals for QLT’s 2007 Annual Meeting
If you want to propose a matter for consideration at the 2007 Annual Meeting, then that proposal must be received at QLT’s registered office at 26th Floor, Toronto Dominion Bank Tower, 700 West Georgia Street, Vancouver, British Columbia, V7Y 1B3 by February 9, 2007. For a proposal to be valid, it must, according to the Business Corporations Act (British Columbia), be in writing, accompanied by the requisite declarations and signed by the submitter and qualified shareholders who at the time of signing are the registered or beneficial owners of shares that, in the aggregate, (i) constitute at least 1% of the issued shares of QLT that have the right to vote at general meetings, or (ii) have a fair market value in excess of $2,000. For the submitter or a qualified shareholder to be eligible to sign the proposal, that shareholder must have been the registered or beneficial owner of QLT shares that carry the right to vote at general meetings for an uninterrupted period of at least two years before the date the proposal is signed.

CORPORATE GOVERNANCE
The Past Year
The 2005 fiscal year was a very difficult one for QLT and its shareholders, as well as its Board of Directors and management team.
The Board is responsible for the overall supervision of management and the business and strategy of QLT. Senior management is responsible for implementing the strategic direction approved by the Board.
During 2005, the Board had to make some very difficult decisions, including: making significant changes in the composition of the senior management team; working with new senior management to review and revise the strategic direction for QLT, taking into account the emerging competitive and legal environment for QLT’s lead products; and looking inwards at the Board’s own composition and succession planning.
The Board was able to provide guidance to management in part because of the experience and judgment of its members and in part because of QLT’s corporate governance principles and systems. These principles provided the framework for reasoned decision making.
The following paragraphs of this section describe the principles that govern the Board’s conduct as well as summarize the participation and roles of individual Board members and committees over the past year. Please also review the information under the heading “Information Concerning Board Committees” as well as the reports of both the Executive Compensation Committee and the Audit and Risk Committee contained elsewhere in this proxy statement. These sections describe in more detail the reasons for the Board’s decisions and the activities of those committees during the past year.
Corporate Governance Principles at QLT
The mandate of the Board is to provide objective, prudent stewardship of QLT and to assure responsible and effective corporate governance. In developing and supervising implementation of QLT’s corporate strategies and plans, the Board approves objectives for the Chief Executive Officer and QLT’s executive officers.
Our Directors are kept informed of QLT’s business through open discussions with the Chief Executive Officer and key members of management. Our Board also reviews documents, such as detailed quarterly and periodic management reports and financial statements, by attending presentations made during Board meetings and through periodic reports to the full Board from each of QLT’s Committees. Our Directors have access to all books, records and reports upon request, and members of management are available at all times to answer any questions.
We also review internally and with the Board the applicable laws and rules of the United States Securities and Exchange Commission (“SEC”), the Canadian Securities Association (the “CSA”) and the listing standards of The NASDAQ Stock Market and the Toronto Stock Exchange relating to corporate governance, and our goal is to comply with all applicable rules and listing standards.
On June 30, 2005, National Policy 58-201 and National Instrument 58-101 (together, the “CSA Governance Requirements”) of the CSA came into effect in Canada, at which time the Toronto Stock Exchange amended its corporate governance policy to require QLT to comply with National Instrument 58-101 (“NI 58-101”). This section sets out QLT’s approach to corporate governance and addresses QLT’s compliance with the applicable instruments and policies, including NI 58-101.

Mandate of the Board and the Chairman of the Board
The Board is responsible for the supervision of the management of the business and affairs of QLT, the stewardship of QLT and the enhancement of shareholder value. The Board has adopted a written mandate, which is applicable to all Directors of QLT, and which has formalized its position on corporate governance. The Mandate of the Board of Directors is attached as Exhibit A to this Proxy Statement, and all key guidelines applicable to us that are set out in National Policy 58-201 - Corporate Governance Guidelines (“NP 58-201”) are included in the mandate of the Board. The Corporate Governance and Nominating Committee of the Board has the mandate to actively review and ensure that good corporate governance practices and the Mandate of the Board of Directors are followed. The Corporate Governance and Nominating Committee is also responsible for reviewing and updating, as appropriate, the QLT Board of Directors’ Mandate.
The Board has also adopted a written mandate for the Chairman of the Board, which sets out the duties and responsibilities of the Chairman. The Mandate of the Chairman of the Board of Directors of QLT is attached as Exhibit B to this Proxy Statement.
As outlined in the Mandate of the Board of Directors, the Board is responsible for developing a succession plan for the Chief Executive Officer, and for discussing with the Chief Executive Officer succession plans for other senior management personnel. The Board reviewed the succession plan for the Chief Executive Officer and senior management in 2005, and will continue to review the succession plan on a regular basis. The Chief Executive Officer is responsible for recommending and then implementing the corporate strategy approved by the Board of Directors and for managing QLT’s business with the objective of meeting the corporate goals. On an annual basis, the Board reviews and approves and documents in writing the annual corporate goals and objectives the Chief Executive Officer is responsible for meeting each year, and the Board, together with the Executive Compensation Committee, assesses the Chief Executive Officer’s performance against those corporate goals.
Board of Directors Meetings Held and Attendance of Directors
The Board holds at least four regular in-person meetings each year. There were 10 meetings (in person or by teleconference) during 2005. The frequency of meetings, as well as the nature of the matters dealt with at each meeting, will vary from year to year depending on the state of QLT’s business and the opportunities or risks which QLT faces from time to time. The information presented below reflects Board and Board Committee meetings held and attendance of Directors for the year ended December 31, 2005 and the combined total meetings of the Board and the Board Committees on which the Director served at any time during the year:

Summary of Board and Committee Meetings Held:
Board of Directors	10
Audit and Risk Committee	11
Executive Compensation Committee	4
Corporate Governance and Nominating Committee	4
Search Committee	2

Summary of Attendance of Directors:

	Board Meetings		Committee Meetings
	Attended		Attended
C. Boyd Clarke	10 of 10		6 of 6	(1)
Peter A. Crossgrove	8 of 10		15 of 15	(2)
Paul J. Hastings	5 of 6	(3)	n/a
Ronald D. Henriksen	10 of 10		11 of 11	(4)
Julia G. Levy	9 of 10		n/a
Alan C. Mendelson	10 of 10		10 of 10	(5)
E. Duff Scott	10 of 10		4 of 4	(6)
Richard R. Vietor	9 of 10		6 of 6	(7)
George J. Vuturo	5 of 5	(8)	n/a
L. Jack Wood	10 of 10		11 of 11	(9)

Notes:

(1)	C. Boyd Clarke is a member of the Executive Compensation Committee and the Search Committee. In February 2006, Mr. Clarke was appointed as Chairman of the Board.

(2)	Peter A. Crossgrove is the Chairman of the Audit and Risk Committee and is a member of the Corporate Governance and Nominating Committee.

(3)	Paul J. Hastings attended five of six Board meetings held in 2005 until he resigned as a director of QLT on September 23, 2005.

(4)	Ronald D. Henriksen is a member of the Executive Compensation Committee and was a member of the Audit and Risk Committee until May 25, 2005. Mr. Henriksen attended all Audit and Risk Committee meetings in 2005 prior to May 25, 2005.

(5)	Alan C. Mendelson is the Chairman of both the Executive Compensation Committee and the Search Committee and is also a member of the Corporate Governance and Nominating Committee.

(6)	E. Duff Scott is the Chairman of the Corporate Governance and Nominating Committee and was the Chairman of the Board until February 2006.

(7)	Richard R. Vietor is a member of the Search Committee and became a member of the Audit and Risk Committee on May 25, 2005. Mr. Vietor attended all Audit and Risk Committee meetings in 2005 after he became a member of the Audit and Risk Committee.

(8)	George J. Vuturo attended all Board meetings until he resigned as a director of QLT on August 1, 2005.

(9)	L. Jack Wood is a member of the Audit and Risk Committee.
Independence of Directors
To ensure good objective governance is maintained at QLT, the Board strives to maintain strong independence from management. In determining whether Directors are independent, each year the Board considers and discusses the nature and materiality of all direct or indirect relationships between each director and QLT, including any family, supplier or service provider relationships. The Board considers a relationship material where that relationship could, in the view of the Board, reasonably interfere with the exercise of the Director’s independent judgment.
The Board previously analysed the relationship of one of our non-employee Directors, Mr. Alan Mendelson, who is a senior partner in the law firm of Latham & Watkins, LLP which provided legal services to QLT. After considering the nature of the services provided by Latham & Watkins, LLP, the amount of compensation paid to the firm by QLT relative to the overall revenues of the firm from all clients, and the limited degree of involvement of Mr. Mendelson in the rendering of such legal services, the Board concluded that the relationship was not material enough to interfere with the ability of Mr. Mendelson to act in QLT’s best interests and that, with respect to his membership on the Board of

Directors and each of the committees of the Board that he is a member, Mr. Mendelson is an “independent” director under the applicable definitions in the CSA Governance Requirements and the Marketplace Rules of The NASDAQ Stock Market.
The following table summarizes the conclusions of the Board as to the independence of each Director nominee standing for election at the Annual Meeting:

Director
Butchofsky, Robert L.	Not independent
Clarke, C. Boyd, Chairman of the Board	Independent
Crossgrove, Peter A.	Independent
Henriksen, Ronald D.	Independent
Levy, Julia G.	Not independent
Mendelson, Alan C.	Independent
Scott, E. Duff	Independent
Vietor, Richard R.	Independent
Wood, L. Jack	Independent
The Chairman of the Board, C. Boyd Clarke, is an independent member of the Board. In addition, all committees of the Board at QLT are composed entirely of independent Directors. As described in the above table, seven of the nine Directors (or 78%) are considered “independent.” Only Mr. Butchofsky and Dr. Levy are not considered “independent” since both are currently employed by QLT. A biography of each Director is provided under the heading “Information on Nominees for Directors” starting on page 19 of this Proxy Statement.
The independent members of the Board meet without management and non-independent Directors present during a session of each quarterly Board meeting and during such other meetings where considered appropriate. At six of the ten Board meetings held in 2005, the independent Directors held meetings or sessions of meetings without management and non-independent Directors.
Decisions Requiring Prior Approval of the Board
In addition to matters that must, by law or by the Articles of QLT, be approved by the Board, management is required to seek approval from the Board for major transactions, or for any single expense which exceeds certain specified dollar values.
Orientation and Continuing Education Programs
It is the intention of the Board that as and when a new Board nominee is identified, the Board will ensure that a full program of orientation and education is provided for the nominee, including (but not limited to) provision of a complete corporate history, copies of past minutes of meetings of the Board and the mandate of the Board, information relating to the contribution individual Directors are expected to make as part of QLT’s Board, and information regarding QLT’s business and operations. The Corporate Governance and Nominating Committee is charged with reviewing the current orientation and education program and recommending and initiating improvements to this program as warranted. As part of the ongoing commitment of the Board to effective governance and director continuing education, in 2005 certain members of our Board attended accredited courses on current trends in corporate governance and audit committee duties at Stanford Law School. As well, from time to time the Directors tour the facilities of QLT.
Shareholder Communications with the Board
The Board ensures that QLT has in place a formal investment communications policy to ensure a continued strong link between the Board, its shareholders and its senior management. QLT’s Investor Relations and Corporate Communication Department seeks and shares with the Board feedback from institutional investors and from other shareholders. The Board is kept informed of any material issue of concern to shareholders and provides direction for action as required.
These procedures are effective in communicating shareholder concerns directly to the Board. Over the past year the Board has heard from, and responded to, numerous inquiries from interested shareholders. Shareholders who wish to communicate with the Board as a whole, or to individual Directors, may write to them as follows:
Board of Directors
c/o Vice President, Investor Relations and Corporate Communications
QLT Inc.
887 Great Northern Way
Vancouver, British Columbia, V5T 4T5
Canada
All communications so received will be considered by the Board, or a member or committee thereof, and a response will be given as soon as practicable.
Disclosure Practices
QLT has in place disclosure controls and procedures to ensure QLT meets its information disclosure obligations on a timely basis. These disclosure controls and procedures are evaluated on an ongoing basis, not less than quarterly, to ensure the controls and procedures allow QLT to accomplish this objective. To implement and review QLT’s disclosure controls and procedures, the Chief Executive Officer and the Chief Financial Officer have established a Disclosure Practices Committee. The role of this Disclosure Practices Committee is to identify and consider the information gathered for disclosure purposes and also to make recommendations to the Chief Executive Officer and Chief Financial Officer with respect to the disclosures to be made by QLT.
The disclosure controls and procedures include procedures for ensuring prompt and effective communication of any material or reportable event to the appropriate executives, the Chief Executive Officer and the Chief Financial Officer, and also designate those individuals in QLT responsible for preparing, reviewing and approving the content of any disclosures.

Corporate Code of Ethics and Code of Exemplary Conduct
QLT has adopted a Code of Ethics which is applicable to all Directors, officers and employees of QLT, as well as Code of Exemplary Conduct which applies to the Chief Executive Officer, all other executive officers and all senior financial managers, internal legal counsel and human resources managers of QLT. The Business Ethics Officer & Director of Compliance carry out an annual education program with all Directors, officers and employees of QLT regarding each individual’s obligations and responsibilities under the Code of Ethics and Code of Exemplary Conduct. As further described in the Charter of the Audit and Risk Committee (available on QLT’s web site at www.qltinc.com), the Audit and Risk Committee is responsible for monitoring compliance with the Code of Ethics and Code of Exemplary Conduct and reviews and updates annually, if determined appropriate, the Code of Ethics and Code of Exemplary Conduct.
The Board and QLT’s management review and discuss from time to time the effectiveness of our Code of Ethics and our Code of Exemplary Conduct and any areas or systems that may be further improved. QLT has not filed a material change report that pertains to any conduct of any of our Directors or executive officers that constitutes a departure from these codes.
QLT complies with the relevant provisions under the Business Corporations Act (British Columbia) that deal with conflict of interest situations. QLT, through Directors’ and officers’ questionnaires and other systems, also gathers and monitors relevant information in relation to potential conflicts of interest that a director or officer may have.
The Code of Ethics and Code of Exemplary Conduct are available on QLT’s web site at www.qltinc.com. QLT will post amendments to or waivers, if any, of compliance by Directors or executive officers its Code of Ethics or Code of Exemplary Conduct on its web site. In 2005, there were no such amendments to or waivers of the Code of Ethics or the Code of Exemplary Conduct granted.
Minimum Share Ownership Requirements for Directors
All of QLT’s non-employee Directors own common shares of QLT. However, the Board believes it to be in the best interests of our shareholders to specify a minimum level of equity holdings in QLT by each non-employee Director to ensure that the interests of our Board and shareholders are aligned. As a result, in March 2005, the Board passed a resolution requiring each non-employee Director to acquire (if not already held) and hold by March 2009 common shares of QLT valued at four times their then current annual retainer. Holdings in deferred share units (or DSUs) qualify to satisfy this requirement, while stock options granted to a non-employee Director do not. A description of DSUs is set out below under the heading “Compensation of Non-Employee Directors.”
Director Attendance at Annual Meetings
It is a policy of the Board to encourage Directors to attend each annual general meeting of the shareholders to facilitate direct interaction between shareholders and members of the Board. In 2005, all members of the then current Board attended QLT’s annual general meeting. It is anticipated that all nine members of the Board will attend our 2006 Annual Meeting.

Outside Advice
In certain circumstances it may be appropriate for an individual Director to engage an outside professional advisor at the expense of QLT. The engagement of the outside professional advisor would be subject to approval of the Chairman of the Board. Each of the Audit and Risk Committee, the Executive Compensation Committee and the Corporate Governance and Nominating Committee also has the authority to engage external advisors as they consider appropriate.
Director and Officer Liability Insurance
QLT maintains Directors’ and officers’ liability insurance coverage through a policy covering QLT and its subsidiaries. This insurance provides coverage for indemnity payments made by QLT to its Directors and officers as required or permitted by law for losses, including legal costs, incurred by officers and Directors in their capacity as such. This policy also provides coverage directly to individual Directors and officers if they are not indemnified by QLT. The insurance coverage for Directors and officers has customary exclusions, including libel and slander, and those acts determined to be uninsurable under law, deliberately fraudulent or dishonest, or that have resulted in personal profit or advantage.
COMPENSATION OF NON-EMPLOYEE DIRECTORS
The amount and form of Director compensation is reviewed periodically by the Compensation Committee, with any resulting recommendations made to the full Board, to ensure that such compensation realistically reflects the responsibilities and risks of being an effective Director. QLT non-employee Directors receive cash and equity-based compensation for their service on the Board. Directors of QLT who are also employees of QLT are not compensated for their service on the Board. The members of the Board are also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with QLT’s policies.
Cash Compensation
In 2005, the fees paid to QLT non-employee Directors were as follows:

Nature of Board Duty	Fee (US$)
Annual Board Retainer Fee:
• for Chairman of the Board	$100,000
• for all other Directors	$25,000
Additional Annual Retainer fee for Chair of Audit and Risk Committee:	$10,000
Additional Annual Retainer fee for Chair of Executive Compensation Committee:	$7,000
Additional Annual Retainer fee for non-chair committee members:	$5,000
Fee for each Board meeting attended:	$2,000
Fee for each committee meeting attended:	$1,500

The retainer and meeting fees paid to non-employee Directors had not been adjusted since July 2003. The retainer for the Chairman of the Board had not been adjusted since prior to 2000. As a result, in recognition of the continually increasing responsibilities imposed on Directors of public companies, the Executive Compensation Committee of the Board of Directors reviewed the compensation payable to the non-employee Directors to determine if adjustments were warranted. To assist it with that review, the Executive Compensation Committee sought the advice of Towers Perrin, an internationally recognized human resources compensation consulting firm on director compensation practices in other public companies. The Executive Compensation Committee also considered that, as part of good governance, it is important to have and encourage face-to-face meetings of the Board of Directors and the Board committees whenever practicable and yet the time commitment required to attend such meetings was increasing.
Based on that review and advice, the Executive Compensation Committee determined that a modest increase in the retainer for the Chairman of the Board, the Chair of each Board committee and the annual Board of Directors retainer was warranted. The Executive Committee also considered that, given the time commitment associated with travel to and attendance at in-person meetings, an increase in the in-person meeting fee was appropriate. The Executive Compensation Committee did not consider that any increase in the retainer fees paid to members of Board committees (other than the Chair) or to fees where the director does not attend in person was warranted. As a result, based on the recommendation of the Executive Compensation Committee, the Board approved the following fees payable to QLT non-employee Directors to be effective January 1, 2006:

Nature of Board Duty	Fee (US$)
Annual Board Retainer Fee:
• for Chairman of the Board	$120,000
• for all other Directors	$30,000
Additional Annual Retainer fee for Chair of Audit and Risk Committee:	$12,500
Additional Annual Retainer fee for Chair of Executive Compensation Committee:	$10,000
Additional Annual Retainer fee for non-chair committee members:	$5,000
Fee for each Board meeting attended:
• by telephone	$2,000
• in person	$4,000
Fee for each committee meeting attended:
• by telephone or in person if already at the meeting location to attend an in person Board of Directors meeting	$1,500
• in person (unless already attending in person for a meeting of the Board of Directors, in which case only the $1,500 meeting fee will be paid)	$4,000
Equity-Based Compensation
In addition to cash compensation, our non-employee Directors also receive equity-based compensation in order to ensure that their interests are fully aligned with those of our shareholders.

Prior to March 2005, the equity-based compensation for our non-employee Directors consisted entirely of stock options. All options granted to non-employee Directors were granted with an exercise price equal to the closing price of QLT’s common shares on the Toronto Stock Exchange on the date of grant, are exercisable for five years from the date of grant and vest in 36 equal monthly instalments, except that in the event of a change in control of QLT, all unvested options will become vested on the day immediately preceding such event.
In March 2005, the Board approved an alternative to the stock option program for non-employee Directors, a Directors’ Deferred Share Unit Plan (the “DDSU Plan”). Under the DDSU Plan, at the discretion of the Board, non-employee Directors receive all or a percentage of the equity-based compensation in the form of deferred share units (“DSUs”), each of which has a value equal to the closing price of QLT’s common shares on the Toronto Stock Exchange on the date of grant. A DSU is convertible only into cash (no shares are issued), and can only be converted after the non-employee Director ceases to be a member of the Board. The DSUs will vest monthly over 36 months from the date of grant. The value of a DSU, when converted to cash, will be equivalent to the market value of a QLT common share at the time the conversion takes place. QLT does not have a history of paying dividends on our common shares, however, if dividends ever were paid on our common shares, a non-employee Director’s DSU account will be credited with dividends at the same rate as on our common shares.
The Compensation Committee’s objective in switching from granting stock options to granting DSUs to non-employee Directors was to provide a reasonable, market-based, incentive for Directors to deliver increased value to shareholders. Based in part on advice received from Towers Perrin, the compensation committee and the Board concluded that DSUs are a cost-effective way to align to some degree the interests of the non-executive Directors with those of the shareholders, without resulting in additional dilution to shareholders.
In each of March 2005 and February 2006 each non-employee Director received 7,500 DSUs, except the Chairman who received 15,000 DSUs. These grants of DSUs were made in lieu of annual stock option grants to each non-employee Director.
SECURITY OWNERSHIP OF OUR DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
The following table sets out information as of March 31, 2006 with respect to all shareholders known to QLT to beneficially own, directly or indirectly, or to exercise control or direction over, more than 5% of the outstanding common shares of QLT. It also shows beneficial ownership for each Director, nominee Director, each person who is named in the Summary Compensation Table appearing on page 26 of this Proxy Statement, and all Directors, nominee Directors and executive officers of QLT as a group and each associate or affiliate of such person. This information is based on reports filed with the British Columbia Securities Commission, the SEC or that were furnished directly to QLT by the respective beneficial owners (or their nominees), Directors, executive officers and QLT’s Registrar and Transfer Agent. Except for Directors, nominee Directors and executive officers, this information does not reflect shareholders who may own more than 5% of the outstanding common shares of QLT but who have not publicly filed a report disclosing that ownership.
Under applicable United States securities laws, a person is considered to be a “beneficial owner” of common shares in QLT if that person has, or shares with another person, the power to direct the vote or investment of the common shares. In addition, a person is also deemed to be a beneficial owner of a common share if that person has the right to acquire the share within 60 days (whether or not, in the case of a stock option, the current market price of the underlying common share is below the stock option exercise price). Therefore, the table also reflects, for each such beneficial owner, the number of options exercisable as of May 30, 2006 owned by each beneficial owner and the number of vested DSUs held by each non-employee Director, but, in determining the percentage ownership and general voting power of such person, does not assume the exercise of options or the conversion of securities owned by any other person.
Except as otherwise set forth below, each person has sole voting and dispositive power with respect to the securities shown.

			Number of
Name of	Number of		Outstanding		Number of	Percent of
Beneficial Owner	Shares(1)		Options(2)		DSUs(8)	Class(9)
Jana Partners LLC	7,626,072	(3)	—		—	8.5%
Mackenzie Financial Corporation	7,120,036	(4)	—		—	8.0%
Azab, Mohammad	1,200	(5)	83,584	(5)	—	*
Butchofsky, Robert L.	25,000		190,292		—	*
Clarke, C. Boyd	3,000		16,584		2,917	*
Crossgrove, Peter A.	2,000		17,167		2,917	*
Curaudeau, Alain H.	—		68,028		—	*
Duncan, Michael R.	955		230,076		—	*
Hastings, Paul J.	9,500	(6)	840,001	(6)	—	*
Henriksen, Ronald D.	6,000		17,167		2,917	*
Levy, Julia G.	445,480		35,264		—	*
Mendelson, Alan C.	4,000		35,167		2,917	*
Newell, William J.	—		—	(7)	—	*
Scott, E. Duff	30,000		23,833		5,833	*
Vietor, Richard R.	448		78,384		2,917	*
Wood, L. Jack	3,500		17,167		2,917	*
All directors, nominees and executive officers as a group (20 persons)	536,013		1,908,319		23,335	2.8%

*	Represents less than 1%
Notes:
(1)	This disclosure is made pursuant to certain rules and regulations promulgated by the SEC.

(2)	Indicates common shares that may be acquired upon exercise of outstanding options as of May 30, 2006 by the persons named in the table above and by all Directors and executive officers as a group, except where otherwise described in the Notes to the above table.

(3)	Beneficial ownership is as of March 24, 2006, as reflected in a statement on Schedule 13D filed with the SEC on March 27, 2006 by Jana Partners LLC.

(4)	Beneficial ownership is as of December 31, 2005, as reflected in a statement on Schedule 13G filed with the SEC on February 14, 2006 by Mackenzie Financial Corporation.

(5)	Dr. Azab resigned from QLT effective January 1, 2006. Dr. Azab remains a consultant of QLT and options held by Dr. Azab continue to vest and be exercisable throughout the term of his consulting agreement with QLT.

(6)	Beneficial ownership for Mr. Hastings is stated as of the last day of his employment with QLT on September 23, 2005. Pursuant to the terms of the option agreements entered into with Mr. Hastings, 50% of the then unvested options held by Mr. Hastings on September 23, 2005 automatically vested. As a result, on September 23, 2005, Mr. Hastings became vested with options to purchase an additional 80,001 common shares of QLT. Under the separation agreement entered into with Mr. Hastings, the vested options remain exercisable until September 22, 2006.

(7)	Mr. Newell resigned effective January 2, 2006. Pursuant to the terms of the option agreements previously entered into with Mr. Newell, Mr. Newell’s options remain exercisable for 90 days after January 2, 2006. As of March 31, 2006, Mr. Newell had 252,500 options to purchase common shares of QLT, all of which expired unexercised on April 2, 2006.

(8)	DSU’s are payable only in cash. A description of the DSU’s is set out above under the heading “Compensation of Non-Employee Directors.”

(9)	Percentage ownership of QLT common shares is based on 89,489,040 common shares of QLT outstanding on March 31, 2006.
For additional information on QLT’s equity compensation plans, and our common shares that may be issued upon the exercise of options, warrants and other rights granted to employees, consultants or Directors under all of our existing equity compensation plans, see QLT’s Form 10-K, available on QLT’s web site at www.qltinc.com, SEDAR at www.sedar.com and EDGAR at www.sec.gov.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based solely on our review of the copies of such reports received by us, and on written representations by our officers and Directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Securities and Exchange Act of 1934 (the “Exchange Act”), we believe that, with respect to the fiscal year ended December 31, 2005, our officers and Directors, and all of the persons known to us to own more than ten percent (10%) of our Common Shares, filed all required reports on a timely basis, except Robert Butchofsky, President and Chief Executive Officer, was late filing a Form 4 reflecting an option grant received in September 2005. Mr. Butchofsky’s September option grant was disclosed in our Form 8-K filed with the SEC on September 29, 2005.

ELECTION OF DIRECTORS
Director Nomination Process
To assist with Director nominations, the Board has designated a standing committee, the Corporate Governance and Nominating Committee, as being responsible for reviewing and recommending nominees to the Board.
In evaluating prospective nominees, the Corporate Governance and Nominating Committee looks for the following minimum qualifications: strong business acumen, previous experience as an executive or director with successful companies, the highest standards of integrity and ethics, and a willingness and ability to make the necessary time commitment to diligently perform the duties of a director. Nominees are selected with a view to the best interests of QLT as a whole. The Board is actively considering its current composition and whether it would be beneficial to add more expertise in any particular area. This internal assessment is an ongoing process and may result in additions to the Board over the coming year.
The Board prefers a mix of experience among its members to maintain a diversity of viewpoints and ensure that the Board can achieve its objectives. In searching for a new director, the Corporate Governance and Nominating Committee identifies particular areas of specialization which it considers beneficial, in addition to the general qualifications, having regard to the skill sets of the other members of the Board and may retain the assistance of a recruiting firm to assist it to identify and recruit candidates that possess the desired qualifications. The Corporate Governance and Nominating Committee may also involve other members of the Board or other Board committees of the Board, including the Search Committee, to assist it with the recruitment of new Directors. Potential nominees and their respective references are interviewed extensively in person before any nomination is endorsed by that Board committee. All nominations proposed by the Corporate Governance and Nominating Committee must receive the approval of the Board.
The Board will also consider any Director nominees proposed by shareholders. Shareholders may submit nominations to the Board by addressing a communication to the Chair of the Corporate Governance and Nominating Committee and providing sufficient information to the Committee to permit the Committee to conduct an assessment of the qualifications of the proposed nominee, including biographical information about the candidate and his or her professional experience, confirmation of the candidate’s willingness to serve as a Director, and complete contact information for the candidate and the nominating shareholder. The methods by which a shareholder may communicate with the Corporate Governance and Nominating Committee are set out on QLT’s web site at www.qltinc.com. As a matter of policy, the Corporate Governance and Nominating Committee is committed to giving due and fair consideration to proposed nominations submitted by shareholders using the same criteria and processes as other nominations which come before it. As at the date of this Proxy Statement, the Board has received no nominations for Directors from shareholders for consideration at the Annual Meeting.
Director Nominees for Election
Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated for election at the 2006 Annual Meeting a slate of nine nominees, consisting entirely of individuals who are currently on the Board. The names and biographical information about each nominee is set out below. Nominees will be elected by a plurality of the votes cast at the Annual Meeting. This means that the nine nominees with the most votes for election will be elected. You may choose to vote, or withhold your vote, separately for each nominee. Proxies cannot be voted for more than nine nominees for election to the Board.

Both the President and Chairman of QLT intend to vote the shares represented by proxies, in which either of them is designated a proxy holder, “FOR” the election of the nine nominees named in the Instrument of Proxy, unless authority to vote for those persons is withheld.
In accordance with the Articles of QLT and the Business Corporations Act (British Columbia), each Director elected will hold office until the next Annual Meeting or until his or her successor is duly elected, unless he or she resigns earlier. The Board of QLT is permitted to increase the number of Directors by up to one-third of the number of Directors elected at the Annual Meeting at any time prior to the next Annual Meeting.
In the unanticipated event that a nominee is unable to or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted at the discretion of the proxy holder to elect another nominee, if presented, or to reduce the number of Directors accordingly. As of the date of this Proxy Statement, the Board is not aware of any nominee who is unable or who intends to decline to serve as a Director, if elected.
Information on Nominees for Directors
The following provides the names and ages of the nominees recommended by the Corporate Governance and Nominating Committee and the Board for election to the Board, the year in which each first became a Director, and their principal occupations or employment during at least the past ten years. This information has been provided to QLT by the respective nominees.

Name of Nominee
and Residence	Age	Current Position
C. Boyd Clarke Pennsylvania, USA	57	Chairman and Director

Biography
Mr. Clarke has been a director of QLT since 2003 and was appointed as Chairman of the Board on February 27, 2006. In March 2002, Mr. Clarke was President and Chief Executive Officer of Neose Technologies, Inc., a U.S. publicly listed biotechnology company focused on the development of protein therapeutics. Mr. Clarke has resigned as Chairman and Chief Executive Officer of Neose effective May 4, 2006. Since 2002, Mr. Clarke has been and will remain on the board of directors of Neose. From December 1999 through March 2002, Mr. Clarke was President and Chief Executive Officer of Aviron, Inc., a biotechnology company developing vaccines, which was acquired by MedImmune, Inc., and was also Chairman from January 2001 through March 2002. From 1998 through 1999, Mr. Clarke was Chief Executive Officer and President of U.S. Bioscience, Inc., also a biotechnology company focused on products to treat cancer, which was also acquired by MedImmune. Mr. Clarke served as President and Chief Operating Officer of U.S. Bioscience, Inc. from 1996 to 1998. From 1977 to 1996, Mr. Clarke held a number of positions at Merck & Co., Inc., including being the first President of Pasteur-Merieux MSD, and most recently as Vice President of Merck Vaccines. Mr. Clarke is a director of the Biotechnology Industry Association. He is also a director of Rib-X Pharmaceuticals. Mr. Clarke has a Bachelor of Science in biochemistry and a Master of Arts in History from the University of Calgary.

Robert L. Butchofsky British Columbia, Canada	44	President, Chief Executive Officer and Director

Biography
In February 2006, Mr. Butchofsky was appointed as President and Chief Executive Officer and Director of QLT following his earlier appointment as Acting Chief Executive Officer of QLT in September 2005. Mr. Butchofsky joined QLT in 1998 as Associate Director, Ocular Marketing and was appointed Vice President, Marketing and Sales Planning in September 2001. Mr. Butchofsky was promoted to Senior Vice President, Marketing and Sales Planning in early 2005. Prior to joining QLT, Mr. Butchofsky spent eight years at Allergan Inc. where he built an extensive background with ocular products and Botox®, including sales, health economics, worldwide medical marketing, and product management. Prior to joining Allergan Inc., Mr. Butchofsky spent several years managing clinical trials at the Institute for Biological Research and Development. Mr. Butchofsky holds a Bachelor of Arts degree in Biology from the University of Texas and a Masters of Business Administration from Pepperdine University.

Peter A. Crossgrove Ontario, Canada	69	Director

Biography
Mr. Crossgrove has been a director of QLT since 1990. From 1997 to April 2005, Mr. Crossgrove was the Chairman of Masonite International Corporation (formerly Premdor Inc., a door and industrial products manufacturing company which was acquired on March 31, 2005 by Stile Acquisition Corp.). Mr. Crossgrove is a director of a number of Canadian and U.S. publicly listed companies, including Barrick Gold Corporation (a mining company), Band-Ore Resources Ltd. (a mining company), Philex Gold Inc. (a gold mining company) and Bingo.com, Ltd. (an internet based gaming entertainment site) and is a trustee of Dundee Real Estate Investment Trust (a real estate trust). Mr. Crossgrove is also Chairman of Cancer Care Ontario, is a recipient of the Queen’s Golden Jubilee medal and was appointed to the Order of Canada in 2004. Mr. Crossgrove holds a Bachelor of Commerce from McGill University and Concordia University, an M.B.A. from the University of Western Ontario and was a Sloan Fellow in the Doctoral Program at Harvard Business School.

Ronald D. Henriksen Indiana, USA	66	Director

Biography
Mr. Henriksen has been a Director of QLT since 1997. Mr. Henriksen is the Chief Investment Officer of Twilight Venture Partners, LLC; President and Chief Executive Officer of EndGenitor Technologies, Inc., and Chairman and Chief Executive Officer of Semafore Pharmaceuticals, Inc. From 1988 to 2002, Mr. Henriksen was the President of the Advanced Research and Technology Institute of Indiana University, an organization responsible for the technology transfer, licensing and new business start-up activities at Indiana University. From 1995 through 1998, Mr. Henriksen served as a consultant in business development, financing and general management to pharmaceutical and biotechnology companies. During that time, he was also the Chief Executive Officer of Itasca Ventures, LLC, a U.S. venture capital company. From 1993 through 1995, Mr. Henriksen was the President and Chief Executive Officer of Khepri Pharmaceuticals, Inc., a U.S. biotechnology company, until its merger with Arris Pharmaceuticals. From 1970 to 1993, he held a series of managerial and executive positions at Eli Lilly and Company (a U.S. integrated healthcare company). Mr. Henriksen is also a director of Cytori Therapeutics, Inc. (a U.S. medical device company listed on NASDAQ and the Neurer Market of the Frankfort Stock Exchange), and PreMD Inc. (formerly IMI International Medical Innovations Inc., a Canadian medical diagnostics company listed on the Toronto Stock Exchange and the American Stock and Options Exchange).

Julia G. Levy, Ph.D., British Columbia, Canada	71	Executive Chairman, Scientific Advisory Board and Director

Biography
Dr. Levy, a co-founder of QLT, is the Executive Chairman of the Scientific Advisory Board of QLT. Dr. Levy was first employed by QLT as a Vice President in 1986 and was ultimately the President and Chief Executive Officer of QLT at the time of her retirement in 2002. Dr. Levy has also been a Director of QLT since 1983. She was also a Professor of Microbiology at the University of British Columbia from 1973 to 1999 and is a Fellow of the Royal Society of Canada and past President of the Canadian Federation of Biological Sciences. Dr. Levy received a Bachelor of Arts (Hon.) from the University of British Columbia in 1955 and a Ph.D. in experimental pathology from the University of London in 1958. She was selected Female Entrepreneur of the Year for International Business in 1998 by Canadian Business magazine and appointed to the Order of Canada in 2001. Dr. Levy is the author of many published scientific articles and is a director of AnorMED Inc. and Aspreva Pharmaceuticals Corporation (both Canadian public biotechnology companies).

Alan C. Mendelson California, USA	58	Director

Biography
Mr. Mendelson became a Director of QLT in 2002. Mr. Mendelson is a senior partner of Latham & Watkins LLP, a law firm, and has been with that firm since May 2000. Previously, Mr. Mendelson was with Cooley Godward LLP, a law firm, for 27 years and served as the managing partner of its Palo Alto office from May 1990 to March 1995 and from November 1996 to October 1997. Mr. Mendelson served as Acting General Counsel of Cadence Design Systems, Inc., an electronic design automation software company, from November 1995 to June 1996. Mr. Mendelson previously served as Secretary and Acting General Counsel of Amgen, Inc., a biopharmaceutical company, from April 1990 to March 1991. Mr. Mendelson is currently a director of Valentis, Inc. (a U.S. biopharmaceutical company). Mr. Mendelson received his J.D. from Harvard Law School and his A.B. in political science from the University of California, Berkeley.

E. Duff Scott Ontario, Canada	69	Director

Biography
Mr. Scott has been a Director of QLT since 1990, and was Chairman of the Board of QLT until February 27, 2006. For the past 10 years Mr. Scott has been a director of a number of publicly traded companies. He is currently a director of Aberdeen Global Income Fund, Inc., Aberdeen Asia-Pacific Income Investment Company Limited, The Becker Milk Company Limited, SCI Income Trust, R. Split II Corp. He also acts as an advisory board member for Altamira Mutual Funds and G7 Trust.

Richard R. Vietor, New York, USA	63	Director

Biography
Mr. Vietor has been a Director of QLT since 2004. Mr. Vietor is President of RRVietor LLC, a private consulting company focused on healthcare, which has been engaged as a Senior Advisor to Lehman Brothers, Inc. since September 2005. From April 2003 to September, 2005, Mr. Vietor was Vice President of Emdeon Corporation (formerly WebMD Corporation), a health care services company. From February 2002 to April 2003, Mr. Vietor was an industry consultant, specializing in providing advice on corporate strategy, financing and communications to specialty pharmaceutical and medical device companies. From April 1985 until February 2002, he was at Merrill Lynch, Inc., most recently serving as a Managing Director in Merrill Lynch’s Healthcare Investment Banking Unit. Previously, he was First Vice-President, Senior Analyst and Global Research Coordinator in Merrill Lynch’s Global Securities Research Division, specializing in research coverage of the pharmaceutical industry. Mr. Vietor also served as a director until September 2005 of Advanced BioPhotonics, Inc (formerly known as Omnicorder Technologies, Incorporated), a U.S. public company specializing in non-invasive imaging technology for the diagnosis and management of diseases, and continues to serve as a director of InfaCare Pharmaceutical Corporation, a private company specializing in developing neonatal drugs. Mr. Vietor received his B.A. from Yale University and his M.B.A. in finance from the Columbia University Graduate School of Business.

L. Jack Wood British Columbia, Canada	69	Director

Biography
Mr. Wood has been a Director of QLT since 2001. From 1992 to 2004, Mr. Wood worked with CSL Limited, an Australian healthcare company listed on the Australian Stock Exchange. Prior to joining CSL, Mr. Wood was the President and Chief Executive Officer of Exogene Corporation (a biotechnology company). From 1988 to 1990, Mr. Wood was Senior Vice President of BioResponse Corporation, a biotechnology company sold to Baxter Healthcare Corporation From 1980 to 1988, Mr. Wood worked for Bayer Corporation (a healthcare company) as a Vice President and General Manager for Europe, the Middle East and Africa. From 1963 to 1980, Mr. Wood held a series of operating and general management positions with Baxter Healthcare Corporation.
The Board and Management of QLT recommend that shareholders vote “FOR” the election of all nine nominees for Director.
INFORMATION CONCERNING BOARD COMMITTEES
To assist in the discharge of its responsibilities, the Board has designated three standing committees described below. The members of each of the Audit and Risk Committee, the Executive Compensation Committee and the Corporate Governance and Nominating Committee are all “independent” Directors as defined in the CSA Governance Requirements and the Marketplace Rules of The NASDAQ Stock

Market, respectively, and, in the case of the Audit and Risk Committee, the additional independence requirements set out by the SEC. In addition, from time to time, the Board establishes special committees to assist the Board in respect of certain matters. In 2005, the Board established a search committee following the departure of Mr. Hastings as Chief Executive Officer and President of QLT. A description of the role and responsibilities of the search committee is set out below under the heading Ad-Hoc Committees.”
1. Audit and Risk Committee
The Audit and Risk Committee acts on behalf of the Board in monitoring internal accounting controls and monitoring the business conduct of QLT in order to provide reasonable assurances that QLT is in compliance with applicable laws and regulations, is conducting its affairs ethically, and that effective controls are maintained. The Audit and Risk Committee assists the Board in fulfilling its responsibilities for oversight of QLT’s accounting and financial reporting practices by reviewing the quarterly and annual consolidated financial statements, reviewing the adequacy of the system of internal controls, reviewing any relevant accounting, financial and securities regulatory matters, reviewing the management of corporate risks, recommending the appointment of independent auditors, engaging the independent auditors, and receiving the reports of the Chief Executive Officer and the Chief Financial Officer with respect to their assessment of internal controls. This Committee also has the authority to engage other external advisors as it considers warranted. The Committee also provides a mechanism for communication between the Board and QLT’s independent auditors and regularly meets with QLT’s auditors without management present. The Audit and Risk Committee operates under a charter approved by the Board. The charter is posted on QLT’s web site at www.qltinc.com and was included in QLT’s 2005 proxy statement, which is available on SEDAR at www.sedar.com. We will also provide a copy of the charter free of charge to shareholders upon request.
The members of the Audit and Risk Committee are Mr. Crossgrove (Chair), Mr. Vietor and Mr. Wood. Each member of the Audit and Risk Committee is financially sophisticated, as defined by the rules of NASDAQ, and is financially literate, as defined by Canadian securities regulations, and as required by such rules, able to read and understand fundamental financial statements, including QLT’s consolidated balance sheet, consolidated statement of income and consolidated statement of cash flows. In addition, the Board has determined that Mr. Crossgrove is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Exchange Act.
As noted in the “Information on Nominees for Directors” set out above, Mr. Crossgrove is a director of a number of Canadian and U.S. publicly listed companies, is a trustee of Dundee Real Estate Investment Trust (a real estate trust) and is the Treasurer of CARE International. He also is a member of the audit committees for several publicly listed companies. In addition, Mr. Crossgrove holds a Bachelor of Commerce from McGill University and Concordia University, an M.B.A. from the University of Western Ontario and was a Sloan Fellow in the Doctoral Program at Harvard Business School. Mr. Vietor has, as an industry consultant, provided advice on corporate strategy and financing to specialty pharmaceutical and medical device companies and during his time at Merrill Lynch, Inc., Mr. Vietor served as a Managing Director in Merrill Lynch’s Healthcare Investment Banking Unit and as First Vice President, Senior Analyst and Global Research Coordinator in Merrill Lynch’s Global Securities Research Division, specializing in investment research coverage and analysis of the pharmaceutical industry. As well, Mr. Vietor received his B.A. from Yale University and his M.B.A. in finance from the Columbia University Graduate School of Business and was awarded his designation as a Chartered Financial Analyst in 1978. Mr. Wood has extensive experience in the biotechnology and healthcare industries and was responsible for supervising and overseeing the principal financial officers at each of CSL Limited, an Australian healthcare company listed on the Australian Stock Exchange, Exogene Corporation, Baxter Healthcare Corporation, and Bayer Corporation, where Mr. Wood worked as a Vice President and General Manager for Europe, the Middle East and Africa.

The Audit and Risk Committee of the Board is composed entirely of independent Directors. The Audit and Risk Committee consists of three Directors who are not involved in the daily operations of QLT, and meets independently of non-independent Directors at each of their quarterly meetings and at other times as considered appropriate by the independent Directors.
This committee held 11 meetings during 2005. The report of the Audit and Risk Committee can be found at page 38 of this Proxy Statement.
2. Executive Compensation Committee
The Executive Compensation Committee (the “Compensation Committee”) is responsible for making recommendations to the Board regarding the compensation of all executive officers, for reviewing and making recommendations with respect to compensation policy and programs generally and to determine and grant options under QLT’s incentive stock option plans. The Compensation Committee also reviews and recommends to the Board the manner in which the Chief Executive Officer and executive officer compensation should be tied to both short-term and long-term corporate goals of QLT and to complete the report on executive compensation contained in QLT’s Proxy Statement. Through the Compensation Committee, the Board ensures that QLT has a plan for continuity of its officers and an executive compensation plan that is motivational and competitive to attract, retain and motivate high performance of its executive management and other key personnel.
A copy of the charter of the Compensation Committee is posted on QLT’s web site at www.qltinc.com.
The Compensation Committee meets regularly without members of management present and the members of the Compensation Committee are Mr. Mendelson (Chair), Mr. Clarke and Mr. Henriksen. This committee held four meetings during 2005. The report of the Compensation Committee can be found at page 32 of this Proxy Statement.
3. Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee has been given the mandate to develop and oversee Board governance principles and review the performance and effectiveness of the Board. This Committee ensures that an effective and efficient approach to corporate governance at QLT is developed and implemented, assesses the effectiveness of corporate governance and makes recommendations to the full Board. It also makes recommendations to the Board regarding the size and composition of the Board and Board committees, develops and oversees a continuing education program for Board members, and conducts a formal annual assessment process to assess the effectiveness of the individual members of the Board. In addition, the Corporate Governance and Nominating Committee reviews and considers nominations to the Board, and annually reviews the credentials of nominees for re-election and ensures qualifications are maintained.
As discussed above, over the past year the Board, through the Corporate Governance and Nominating Committee, has undertaken an internal assessment of its composition. Although that assessment is ongoing, the Board has made some changes and has requested that the Search Committee assist it to consider and advise the Board regarding potential new members. As part of this process, our former Chairman of the Board, Mr. Duff Scott, graciously elected to resign his position as Chairman in favour of the current Chairman, Mr. Boyd Clarke, since Mr. Scott believed that the significant executive level pharmaceutical and biotechnology industry experience that Mr. Clarke would bring to the role would be beneficial to QLT and our shareholders. Mr. Scott remains as a Director of QLT.

A copy of the charter for the Corporate Governance and Nominating Committee is posted on QLT’s web site at www.qltinc.com.
The Corporate Governance and Nominating Committee is comprised of independent Directors. The members of the Corporate Governance and Nominating Committee are Mr. Scott (Chair), Mr. Crossgrove and Mr. Mendelson. This committee held four meetings during 2005.
4. Search Committee
Following the departure of Mr. Hastings as Chief Executive Officer and President of QLT in 2005, the Board established a search committee to conduct a search for qualified and appropriate candidates for the position of Chief Executive Officer of QLT. The Search Committee engaged a recognized executive recruiting firm and, with the assistance of the recruiting firm, identified and interviewed a number of potential candidates for the position of Chief Executive Officer, including Mr. Butchofsky. After concluding its search and evaluation process, the Search Committee recommended to the Board, and the Board approved, that Mr. Butchofsky be appointed as President and Chief Executive Officer of QLT. The Search Committee continues to assist the Board of Directors in its consideration of potential candidates for the Board of Directors.
The Search Committee is comprised of only independent Directors and its members are Mr. Mendelson (Chair), Mr. Clarke and Mr. Vietor. This Committee held two meetings during 2005.
EXECUTIVE COMPENSATION
The following table sets out certain information regarding the annual and long-term compensation of the Chief Executive Officer and the other four most highly compensated executive officers serving as executive officers at December 31, 2005, as well as any additional individuals for whom disclosure would have been provided pursuant to the above criteria except that the individual was not serving as an officer of QLT at the end of 2005, (collectively, the “Named Executive Officers”) for the fiscal years ending December 31, 2003, 2004 and 2005. Our executive officers located in Canada are actually paid in Canadian funds but are converted to and reported in the Summary Compensation Table in U.S. funds. Fluctuations in the exchange rate between the U.S. dollar and the Canadian dollar, and conversion of amounts between currencies, results in the appearance of increases in compensation above those actually paid in Canadian funds to the Named Executive Officer.

SUMMARY COMPENSATION TABLE

							Long-Term
							Compensation
		Annual Compensation(1)					Awards
					Other Annual		Securities	All Other
		Salary		Bonus	Compensation		Under	Compensation
Name and Principal Position	Year	(US$)		(US$)	(US$)		Options (#)	(US$) (1) (8)
Robert L. Butchofsky(2)	2005	$288,792		$64,164	$0		270,000	$82,567	(9)
President and Chief Executive	2004	200,609		96,041	21,291		15,000	0
Officer	2003	162,240		85,691	16,524		15,000	1,489

Mohammad Azab(3)	2005	$392,270		$134,156	$0		30,000	$6,399
Former Executive Vice President	2004	354,590		193,074	4,849		30,000	769
and Chief Medical Officer	2003	353,959		171,383	4,936		30,000	6,592

William J. Newell (4)	2005	$384,798		$93,921	$18,202		30,000	$6,399
Former Senior Vice President and	2004	347,836		189,396	5,719		30,000	5,573
Chief Business Officer	2003	315,540		164,242	10,485		30,000	19,510

Michael R. Duncan	2005	$277,776		$61,550	$2,137		30,000	$142,600	(10)
President, QLT USA, Inc.	2004	28,253	(6)	0	0		0	1,083	(6)
	2003	—		—	—		—	—

Alain H. Curaudeau	2005	$299,437		$68,392	$24,770		20,000	$6,399
Senior Vice President, Portfolio	2004	270,674		129,585	31,435		20,000	5,573
and Project Management	2003	241,751		124,967	45,480		20,000	6,570

Paul J. Hastings (5)	2005	$517,407		$0	$299,397	(7)	100,000	$356,557	(11)
Former President and Chief	2004	640,474		606,449	148,538		120,000	5,958
Executive Officer	2003	545,855		542,713	134,916		100,000	6,651
Notes:

(1)	Where amounts shown were paid in Canadian funds, the amounts set out in the Summary Compensation Table represent the U.S. dollar equivalent of those payments converted using the following weighted average exchange rates: US$1.00 = CAD$1.4004 for 2003, US$1.00 = CAD$1.30082 for 2004 and US$1.00 = CAD$1.2111 for 2005.

(2)	Until September 25, 2005, Mr. Butchofsky was Senior Vice President, Marketing and Sales Planning. Mr. Butchofsky was promoted to Acting Chief Executive Officer of QLT on September 25, 2005, and was appointed President and Chief Executive Officer on February 27, 2006. A description of Mr. Butchofsky’s employment agreement with QLT is provided in this Proxy Statement under the heading “Employment Contracts, Termination of Employment and Change-in-Control Agreements.”

(3)	Dr. Azab resigned from QLT effective January 1, 2006.

(4)	Mr. Newell resigned from QLT effective January 2, 2006.

(5)	Mr. Hastings’ employment with QLT ended by mutual agreement effective September 23, 2005.

(6)	Mr. Duncan was an employee of Atrix Laboratories, Inc. (now QLT USA, Inc.) prior to the acquisition of Atrix by QLT. Mr. Duncan remains an employee of QLT USA, Inc. Information in the Summary Compensation Table for Mr. Duncan relates to annual and long-term compensation after the date of acquisition of Atrix Laboratories on November 19, 2004.

(7)	The 2005 amount includes US$264,147 related to the portion of a forgivable home relocation loan that was forgiven on the cessation of Mr. Hastings’ employment as required under Mr. Hastings’ employment agreement entered into with QLT at the time he joined QLT, and US$27,251 relating to the payout of accrued but unpaid vacation pay for the period in which Mr. Hastings was employed by QLT. A description of Mr. Hastings’ employment and separation agreement with QLT is provided in this Proxy Statement under the heading “Employment Contracts, Termination of Employment and Change-in-Control Agreements.”

(8)	The 2005 amounts represent US$6,399, US$6,399, US$14,000, US$6,399 and US$22,087 in matching contributions to a retirement savings plan for each of Messrs. Azab, Newell, Duncan, Curaudeau and Hastings, respectively.

(9)	The 2005 amount relates to the signing bonus that was paid to Mr. Butchofsky on his appointment to Acting Chief Executive Officer of QLT on September 25, 2005.

(10)	The 2005 amount relates to the retention bonus that was paid to Mr. Duncan by QLT’s subsidiary, QLT USA, Inc. in July 2005. In connection with the acquisition of Atrix Laboratories, Inc. (now QLT USA, Inc.) by QLT, certain stay/retention bonuses were paid to key employees of QLT USA, Inc. from a bonus fund pool established by Atrix Laboratories for this purpose, as disclosed in QLT’s S-4 filed on October 14, 2004 in connection with the acquisition of Atrix Laboratories.

(11)	The 2005 amount relates to payments made to Mr. Hastings in 2005 under the terms of the separation agreement entered into between QLT and Mr. Hastings.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
Employment Agreement with Mr. Robert L. Butchofsky, President and Chief Executive Officer
In 2005 Mr. Butchofsky entered into an employment agreement with QLT under which he was appointed Acting Chief Executive Officer. On February 27, 2006, he was promoted to President and Chief Executive Officer. Under the terms of Mr. Butchofsky’s employment agreement, Mr. Butchofsky received a one-time signing bonus of CAD$100,000 in September 2005 and an annual base salary of CAD$520,000 (subject to annual increases approved by the Board), cash incentive compensation under QLT’s cash incentive compensation plan, with a target bonus equal to 50% of his base salary, and other standard health related benefits and registered retirement savings plan employer matching contributions. On September 26, 2005, under his employment agreement, Mr. Butchofsky was granted an option to purchase 250,000 QLT common shares, 75,000 of which vest on the earlier of 6 months or termination without cause, and the remaining vest in equal increments monthly over 36 months.
In the event that QLT terminates Mr. Butchofsky’s employment without cause, Mr. Butchofsky is entitled to payment of salary and cash incentive compensation earned to the date of termination and (a) notice or pay in lieu of notice equal to (i) 18 months’ base salary, plus one additional month base salary for each year of employment after September 2006, up to a maximum of 24 months, and (ii) cash incentive compensation for the applicable severance period at the target level, and (b) an amount to compensate for the cost of lost health-related benefits.
Employment Agreement and Separation Agreement with Mr. Paul J. Hastings, President and Chief Executive Officer
QLT and Mr. Hastings entered into a separation agreement in connection with Mr. Hastings’ mutually agreed resignation from his employment with QLT, which was effective September 23, 2005. Under his 2002 employment agreement with QLT, Mr. Hastings was entitled to payment of his base salary and cash incentive compensation earned to the date of termination and (a) 24 months’ notice or pay in lieu of notice equal to (i) 24 months’ base salary and (ii) cash incentive compensation for the 24 month severance period at his target bonus level, (iii) an amount equal to 10% of his base salary during the severance period to compensate for the cost of lost health-related benefits, and (iv) forgiveness of any outstanding amount owing by Mr. Hastings under a home relocation loan originally advanced to him in 2002 in the event that his employment was terminated without cause. Under the separation agreement with Mr. Hastings, 50% of any unvested stock options held by Mr. Hastings vested upon his departure.
In accordance with the employment agreement and the separation agreement, and in return for a release executed by Mr. Hastings in favour of QLT and confirmation of his non-competition and non-solicitation obligations which extend for a period of two years after his separation from QLT, Mr. Hastings will receive the payments and benefits described above under his employment agreement, an extension of the post-termination exercise provisions of his stock options from 3 months to 12 months, and moving expenses. Those amounts total approximately US$2,900,000 (converted from US$ to CAD$ using a rate of exchange of US$1.00 = CAD$1.2410) plus reimbursement of relocation expenses, although since the amounts are actually paid to Mr. Hastings in Canadian funds, the actual amount will vary with fluctuations in the exchange rate. The amounts in lieu of future salary, bonus and benefits are payable over the 24 month severance period but will become payable immediately in the event of a change of control of QLT.

Employment Agreements with Other Named Executive Officers
Dr. Azab and Messrs. Newell and Curaudeau each entered into employment agreements with QLT which are similar in form. Mr. Duncan is employed by QLT’s subsidiary, QLT USA, Inc. and has entered into an employment agreement with QLT USA. Under such employment agreements, each executive officer is entitled to base salary, cash incentive compensation under QLT’s (or in the case of Mr. Duncan, QLT USA’s) cash incentive compensation plan, participation in QLT’s stock option plan and other standard health and retirement savings benefits. Except as stated below, in the event that QLT (or QLT USA) terminates the employment of the executive officer without cause, the employment agreements provide that each executive officer is entitled to 6 months’ notice or pay in lieu of notice equal to (a) 6 months’ base salary plus one additional months’ base salary for each year of service, (b) payment of salary and bonus earned to the date of termination and (c) an amount to compensate the executive officer for lost benefits during the notice period.
(a)	Mr. Alain H. Curaudeau, Senior Vice President, Portfolio and Project Management
Mr. Curaudeau entered into an employment agreement with QLT in 2000 and has been appointed as Senior Vice President, Portfolio and Project Management. Under the terms of Mr. Curaudeau’s employment agreement, Mr. Curaudeau is entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table, certain tax differential payments and the other compensation and benefits described above. Pursuant to his employment agreement, in October 2000, Mr. Curaudeau also received a home relocation loan equal to US$100,624 in the form of a five-year non-interest bearing loan, forgivable in five equal annual instalments of US$23,062 for each year of continuous employment with QLT and otherwise subject to the terms described above. The home relocation loan is secured against Mr. Curaudeau’s residence. In the event that Mr. Curaudeau’s employment ceases prior to the end of the loan term, the remaining portion of the loan balance would be converted into an interest-bearing term loan for the remaining portion of the term on standard commercial conditions for residential mortgages.
(b)	Employment Agreement between QLT USA, Inc. and Michael Duncan, President of QLT USA, Inc.
Mr. Duncan entered into an employment agreement with QLT USA, Inc., a wholly-owned subsidiary of QLT, in 2005 which confirmed his position as President of QLT USA, Inc. Under the terms of Mr. Duncan’s employment agreement, Mr. Duncan is entitled to an annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table and other compensation and benefits generally provided by QLT USA, Inc. to its employees.
(c)	Employment Agreement with Dr. Mohammad Azab, Former Executive Vice President, Research and Development, and Chief Medical Officer
Dr. Azab resigned from QLT effective January 1, 2006. Under the terms of Dr. Azab’s employment agreement, Dr. Azab was entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table and the other compensation and benefits described above.
Prior to his departure from QLT, Dr. Azab was responsible for QLT’s research and development portfolio and played a lead role in interacting with investigators and regulatory authorities with respect to QLT’s lead commercial product, Visudyne®. The Board of Directors believed that it was in the best interests of QLT to retain the assistance of Dr. Azab for a reasonable period of time after his resignation with respect to certain matters. As a result, on December 7, 2005, QLT entered into a consulting agreement with Dr.

Azab under which he agreed to provide specified advisory and consulting services to QLT. As part of the consultancy agreement, QLT also obtained additional non-competition and non-solicitation commitments from Dr. Azab. The consulting agreement will continue until June 30, 2007 unless terminated earlier by Dr. Azab or by either party as a result of a breach. In return for his consulting services, Dr. Azab will receive a fee of CAD$45,259 per month during the term of the agreement. In addition, to incent Dr. Azab to remain as a consultant for QLT and to perform the required services in 2006, Dr. Azab will receive a bonus amount equal to CAD$149,655 if the consulting agreement remains in effect after the first 12 months. Under the terms of QLT’s stock option plan and stock option agreements previously entered into with Dr. Azab, his stock options granted pursuant to QLT’s stock option plan will continue to vest and will be exercisable until 90 days after Dr. Azab ceases consulting for QLT.
(d)	Employment Agreement with Mr. William J. Newell, Former Senior Vice President and Chief Business Officer
Mr. Newell resigned from QLT effective January 2, 2006. Mr. Newell entered into an employment agreement with QLT in 2002 in which he was appointed as Senior Vice President and Chief Business Officer of QLT, effective June 10, 2002. Under the terms of Mr. Newell’s employment agreement, Mr. Newell was entitled to the annual base salary (subject to annual increases approved by the Board) disclosed in the Summary Compensation Table and other compensation and benefits described above.
Change of Control Agreements
Separate change of control agreements have been entered into with all executive officers of QLT, including the President and Chief Executive Officer. The change of control agreements provide that, in the event of termination by QLT of that executive officer’s employment without cause or by the executive officer for good reason (as the terms “cause” and “good reason” are defined in the agreements) within a period of 24 months following a change of control in QLT, each executive officer will receive a severance payment equal to 18 months’ (or in the case of the President and Chief Executive Officer, 24 months’) base salary, an annual cash incentive compensation entitlement (calculated at the maximum cash incentive compensation entitlement that would otherwise have been paid during the severance period), amounts in lieu of certain other health and retirement benefits for the severance period and relocation expenses. Under the stock option agreements entered into between QLT and its executive officers, 100% of the then unvested options granted to the executive officers will vest upon the occurrence of a change of control.
A change of control includes an event in which any person acquires 35% or more of the voting securities of QLT, the sale of all or substantially all of the assets of QLT (other than to an affiliate of QLT or to an entity in which QLT’s shareholders held 65% of the voting securities prior to the sale), a merger or other reorganization involving QLT in which the original shareholders of QLT own less than 65% of the resulting merged entity, or a change in the majority of the Directors on the Board of QLT in any consecutive 24 month period or less such that a majority of the Board members ceases to be comprised of individuals who either have been (a) Board members continuously since the beginning of such period, or (b) appointed or nominated for election as Board members during such period by at least a majority of the Board members (or in the case of stock option vesting, a two-thirds majority) described in subsection (a) above who were still in office at the time the Board approved such appointment or nomination.

OPTION GRANTS IN THE LAST FISCAL YEAR
The following table provides information regarding options granted to our Named Executive Officers during the 2005 fiscal year. Information on QLT stock option plans can be found in QLT’s Form 10-K, which can be accessed through SEDAR at www.sedar.com and EDGAR at www.sec.gov. QLT’s Form 10-K is also posted on QLT’s web site at www.qltinc.com. No options were re-priced during the financial year ended December 31, 2005.

	Individual Grants
				Market
				Value of
	Number of	% of Total		Securities
	Securities	Options/		Underlying		Potential Realizable Value at
	Underlying	SARs		Options/		Assumed Annual Rates of Stock
	Options/	Granted to	Exercise	SARs on the		Price Appreciation for Option
	SARs	Employees	Price(1) ($/	Date of	Expiration	Term ($)(3)
Name	Granted(1)	in 2005(2)	Share)	Grant	Date	5%	10%
Robert L. Butchofsky	20,000	1.0%	$15.02 CDN	$15.02 CDN	March 8, 2010	$82,944 CDN	$183,271 CDN
	250,000 (4)	12.8%	$8.15 CDN	$8.15 CDN	September 24, 2010	$562,576 CDN	$1,243,057 CDN
Mohammad Azab	30,000	1.5%	$15.02 CDN	$15.02 CDN	March 8, 2010	$124,416 CDN	$274,906 CDN
William J. Newell	30,000	1.5%	$15.02 CDN	$15.02 CDN	March 8, 2010	$124,416 CDN	$274,906 CDN
Michael R. Duncan	30,000	1.5%	$12.37 USD	$12.37 USD	March 8, 2010	$102,465 USD	$226,465 USD
Alain H. Curaudeau	20,000	1.0%	$15.02 CDN	$15.02 CDN	March 8, 2010	$82,944 CDN	$183,271 CDN
Paul J. Hastings	100,000	5.1%	$15.02 CDN	$15.02 CDN	March 8, 2010	$414,719 CDN	$916,354 CDN
Notes:

(1)	Unless otherwise noted in the notes to the above table, the options listed in the table vest in 36 equal monthly instalments. In the event an executive officer’s employment is terminated without cause, 50% of the options then unvested will automatically vest. Whether or not an executive officer’s employment terminates in connection with a change of control, 100% of the then unvested options will vest upon such a change of control. The options expire five years from the date of grant, unless terminated earlier as a result of termination of employment. The exercise price per share is equal to the fair market value of a common share of QLT on the grant date based on the Canadian dollar closing price on the Toronto Stock Exchange immediately prior to the grant.

(2)	A total of stock options to purchase 1,951,825 common shares of QLT were granted to our employees and employees of our subsidiary, QLT USA, Inc., in 2005.

(3)	Gains are reported net of option exercise price, but before income taxes associated with such exercises. The assumed rates of appreciation are prescribed by the SEC for illustrative purposes only and are not intended to forecast or predict future share prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the common shares and overall market conditions, as well as the optionholders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(4)	In connection with Mr. Butchofsky’s appointment as Acting Chief Executive Officer effective on September 25, 2005, Mr. Butchofsky was granted an option to purchase 250,000 QLT common shares, 75,000 of which vested 6 months after September 25, 2005, and the remaining vest in equal increments monthly over 36 months from September 25, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
The following table provides information with respect to option exercises during the 2005 fiscal year by our Named Executive Officers and the number and value of unexercised options held as at December 31, 2005.

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-the-Money
	Acquired	Value	Options/SARs at December 31,		Options/SARs at
	on Exercise	Realised (1)	2005		December 31, 2005(2) ($US)
	(#)	(US$)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert L. Butchofsky	0	$0	75,125	255,000	$0	$0
Mohammad Azab	0	$0	117,750	37,500	$0	$0
William J. Newell	0	$0	252,500	37,500	$0	$0
Michael R. Duncan	7,000	$62,860	221,744	22,500	$49,750	$0
Alain H. Curaudeau	0	$0	82,250	25,000	$0	$0
Paul J. Hastings	0	$0	840,001	0	$0	$0
Notes:

(1)	Value realised is (i) the fair market value on the date of exercise, less the option price, times (ii) the number of options exercised.

(2)	Amounts are based on the closing price of QLT common shares at December 30, 2005, as reported on the NASDAQ and Toronto Stock Exchange. There is no guarantee that if and when these options are exercised they will have this value. An option is “in-the-money” if the fair market value of the underlying shares exceeds the exercise price of the option.
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
The disclosure set out in Item 12 of QLT’s Form 10-K, which is available on QLT’s web site at www.qltinc.com, SEDAR at www.sedar.com and EDGAR at www.sec.gov, is incorporated by reference into this Proxy Statement. In addition, Exhibit C contains additional information regarding QLT’s equity compensation plans.
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS
No Directors, executive officers or senior officers of QLT or any subsidiaries thereof, or proposed nominees for election as a Director of QLT, are currently indebted to QLT or its subsidiaries, except for routine indebtedness of executive officers in connection with the purchase of their homes as part of relocation packages extended to them prior to July 30, 2002 pursuant to their employment agreements, which loans are secured by mortgages registered against their homes and described above (see “Employment Contracts, Termination of Employment and Change of Control Arrangements”). Effective July 30, 2002, QLT no longer offers its executive officers housing loans as part of their relocation assistance. Those loans extended to QLT’s executive officers prior to July 30, 2002 remained in effect in accordance with their then existing terms and conditions.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
This report discusses the Compensation Committee’s overall objectives in designing QLT’s executive compensation program. It also reviews the Compensation Committee’s compensation determinations in 2005 for QLT’s Chief Executive Officer and QLT’s other executive officers.
In 2005 the Board made material changes to our senior management. To ensure that we fully canvassed the market for the right replacements for our senior management team, we engaged a professional search firm, considered numerous candidates and interviewed several persons for each position. Robert Butchofsky, the President and Chief Executive Officer, and Cameron Nelson, the Chief Financial Officer, are outstanding executives who have the unqualified support of the Board. It is clear that both Mr. Butchofsky and Mr. Nelson have the ability, experience, dedication and leadership skills to implement QLT’s strategic plan and deliver value to shareholders.
What is our Mandate?
The goal of the Compensation Committee is to manage an executive compensation program that motivates and retains executives and rewards business successes which have the potential to increase shareholder value. The mandate of the Compensation Committee is set out in a charter, and includes the responsibility of the Compensation Committee to oversee QLT’s compensation structure, policies and programs; direct the compensation philosophy for QLT’s executive officers; review individual performance of QLT’s executive officers; and make recommendations to the Board regarding individual executive officer compensation.
What is our Executive Compensation Strategy?
QLT is engaged in a highly specialized and competitive industry. QLT’s executive compensation program is designed to attract, retain and motivate executive officers to achieve corporate and individual performance objectives, and to reward them when those objectives are met. In considering executive compensation at QLT, the Compensation Committee ensures that QLT’s total compensation program is competitive, supports QLT’s overall strategy and objectives, and reflects both risk and reward for our executive officers. At the foundation of the Compensation Committee’s strategy is the principle that there should be both consequences for underperformance and incentives for outstanding performance. This is achieved through a compensation program that emphasizes fixed and variable components which make up the “pay mix” for each executive officer. QLT’s compensation strategy targets each component of the total compensation amount to fall between the 50th and the 75th percentile of its comparator group. QLT’s comparator group for compensation purposes is an industry-specific sample of North American biotechnology companies, primarily from the U.S., a substantial number of which are included in the NASDAQ Biotechnology Index. We periodically adjust our comparator group so that we compare ourselves with similarly sized companies (as determined according to the number of employees).
The Compensation Committee obtains information from a number of sources, including North American surveys and reports on executive compensation in the biotechnology industry, as well as internally generated reports of executive compensation practices of a sub-group consisting of profitable biotechnology companies. To assist with its evaluation of executive compensation, the Compensation Committee has sole authority to retain and terminate independent compensation consultants. To ensure that the Compensation Committee continues to benefit from independent, expert compensation advice, in each of early 2005 and 2006, the Compensation Committee obtained the advice of Towers Perrin, an independent, internationally recognized, human resources compensation consulting firm with regard to current market practice for incentive compensation and retention-based incentives. Towers Perrin also provided advice relating to Directors’ compensation, but did not perform any other work for QLT during 2005.
What are the Specific Components of QLT’s Executive Compensation?
There are three major elements to QLT’s executive compensation. They are:
•	Base salary; and

•	Pay-at-Risk Compensation, consisting of:
•	Variable performance-based compensation, consisting of annual cash bonuses based on a comparison of individual and corporate performance to pre-set goals and objectives; and

•	Performance-based equity compensation, consisting of annual grants of long-term stock options.
How do we Determine Base Salaries for Executive Officers?
In determining whether to increase the base salary for a particular executive officer, the Compensation Committee considers the results of each executive officer’s individual annual performance review described below, comparative survey data for equivalent executive positions in the industry, along with the other elements of compensation received by QLT’s executive officers.
How do we Determine Annual Bonuses for Executive Officers?
QLT has always had a compensation philosophy that includes a pay-at-risk component. The annual cash incentive bonus represents income at risk — it is only paid if and to the extent certain pre-determined goals and objectives are met, with minimum performance thresholds required to earn any incentive compensation, as well as maximum payouts geared towards rewarding extraordinary performance, the terms of which are defined in identified “stretch” (or extraordinary) goals. The annual cash incentive compensation that each executive officer is eligible to receive is based on a pre-determined target percentage of the base salary for each executive officer and varies by position among the executive officers as follows:

		Range of Possible Bonus	Weighting between
	Target Bonus (as a	Payment (as a % of	Corporate and Individual
Level	% of base salary)	base salary)	Goals
Chief Executive Officer	50%*	0 - 100%	100% Corporate
Chief Financial Officer, Chief Business Officer and Chief Medical Officer	45%	0 - 90%	80% Corporate/20% Individual
Vice President and Senior Vice Presidents who are Executive Officers	35- 40%	0 - 70 or 80%	75% Corporate/25% Individual

*	The target bonus for Mr. Butchofsky has been set at 50% of his base salary. The target bonus for our former Chief Executive Officer, Mr. Paul Hastings, was set at 75% of his base salary.
Individual Goals. The individual goals used in determining cash incentive compensation are primarily objective and measurable goals. The individual goals relate to the individual executive officer’s area of responsibility and are designed to facilitate the achievement of QLT’s corporate goals. It is possible for an executive officer to attain between 0% and 200% of his or her individual goals depending on performance. The extent to which those individual goals have been achieved or exceeded is determined largely from the annual performance evaluations prepared by the President and Chief Executive Officer for each of the other executive officers. Cash incentive compensation for the President and Chief Executive Officer is determined based solely on achievement of corporate goals, not individual goals.
Corporate Goals. In early 2005, on the recommendation of the Compensation Committee, the Board approved specific minimum target and stretch goals for QLT to achieve. The corporate goals for 2005, and our assessment of how successful we were in attaining those goals, are described below under the heading “Summary of the Compensation of the Chief Executive Officer in 2005.”
How do we Determine Equity Compensation for Executive Officers?
In evaluating equity compensation of our executive officers, the Compensation Committee considers the number and value of stock options then held by the executive officers, the level of responsibility that the executive officer has in QLT, the performance of the executive officer in the year and any pre-existing contractual obligations that QLT may have to that executive officer with respect to minimum annual stock option grants.
All options issued to QLT’s executive officers are exercisable for a term of five years and vest in 36 equal monthly instalments, except 75,000 of the 250,000 options granted to Mr. Butchofsky on his appointment as Acting Chief Executive Officer vested six months after the date of his appointment to that position. In addition, in the event an executive officer’s employment is terminated without cause (other than due to a change of control), 50% of the options then unvested will automatically vest. Whether or not the executive officer’s employment with QLT continues, 100% of the then unvested options will vest upon the occurrence of a change of control of QLT.
Other Benefits
QLT provides a limited number of additional benefits to its executive officers. All of QLT’s executive officers receive medical, dental, disability and life insurance benefits, which are made generally available to all employees. In addition, in order to attract experienced and talented management, QLT will sometimes provide one-time signing or relocation bonuses to our executive officers and, where applicable, reimburse relocation costs, immigration fees, tax advisory fees and provide tax differential payments for a period of time to compensate executive officers who are being relocated from a lower tax jurisdiction to QLT.
Summary of the Compensation of the Chief Executive Officer in 2005
The compensation of the Chief Executive Officer of QLT is reviewed annually by the Compensation Committee and submitted to the Board for approval. The Chief Executive Officer is eligible to participate in the same executive compensation plans available to other executive officers of QLT. The Board annually approves the corporate objectives which the Chief Executive Officer is responsible for meeting, and the goals against which the Chief Executive Officer is measured are the same as the corporate goals.
In the early part of 2005 we set base salary, target cash incentive compensation and equity compensation for our former Chief Executive Officer, Mr. Hastings. With his departure in September 2005, we then considered the appropriate level of compensation for Mr. Butchofsky upon his promotion and appointment to Acting Chief Executive Officer.

(i) Compensation for Current Chief Executive Officer, Mr. Robert Butchofsky
Base Salary
Upon Mr. Butchofsky’s appointment as Acting Chief Executive Officer in September 2005, the Compensation Committee recommended and the Board approved a base salary for Mr. Butchofsky of CAD$520,000. In setting Mr. Butchofsky’s compensation, the Committee considered his experience and responsibilities and places his compensation between the 50th and 75th percentile of Chief Executive Officer compensation for similarly sized companies in QLT’s peer group according to the Radford CEO compensation survey.
Cash Incentive Compensation
For 2005, the Compensation Committee recommended a target for Mr. Butchofsky’s cash incentive compensation equal to 50% of his base salary, pro-rated to the date of his appointment as Acting Chief Executive Officer in September 2005, and 40% of his base salary for the period of 2005 in which Mr. Butchofsky held his former position with QLT as Senior Vice President, Marketing and Sales Planning. Mr. Butchofsky was eligible to earn anywhere from 0 — 200% of his target bonus depending on the extent to which pre-determined corporate target and stretch goals were achieved. Since it is the responsibility of the Chief Executive Officer to lead QLT to achieve its corporate goals, for the period of 2005 during which Mr. Butchofsky was Acting Chief Executive Officer, Mr. Butchofsky’s entitlement to cash incentive compensation was based entirely on the extent to which QLT achieved or exceeded its corporate goals in 2005.
The Compensation Committee and Board set the following high-level goals and the relative weighting for each goal for QLT for 2005:
•	25% — As to the achievement of Visudyne, Eligard and total product sales growth;

•	10% — As to the achievement of prescribed earnings per share target;

•	40% — As to the achievement of specified objectives relating to research and development opportunities, clinical development progress and manufacturing efficiencies;

•	20% — As to the achievement of specified business development objectives regarding pipeline and product expansion; and

•	5%- As to our ability to support a high performance culture.
To reflect the relative value of each achievement to the resulting value for QLT and our shareholders, within each goal the Compensation Committee set out criteria which must be met for the goal to be met or exceeded (stretch goals).
In early 2006, the Executive Compensation Committee considered at length the performance of QLT relative to the previously set corporate objectives for 2005. Certainly, QLT did not meet all of its goals. However, QLT did meet its earnings per share target and a number of the other objectives within certain of the corporate goals. As a result, based on the recommendation of the Compensation Committee, the Board determined that the level of achievement of the corporate goals was 42.8% for 2005. In addition, given the changes in his position and responsibilities during the year, to the extent relevant to determining his bonus for the period prior to his appointment as Acting Chief Executive Officer, Mr. Butchofsky was considered to have fulfilled all of his individual objectives for that prorated period. Based on those determinations, Mr. Butchofsky’s cash incentive compensation for 2005 equaled US$64,164.

Stock Options
Stock options are an important tool available to the Board to financially incent the Chief Executive Officer to enhance shareholder value. At the time of his appointment as Acting Chief Executive Officer in September 2005, the Board approved a grant to Mr. Butchofsky of options to purchase 250,000 common shares of QLT at an exercise price of CAD$8.15 per common share. In March 2006, following and in recognition of his appointment as President and Chief Executive Officer of QLT, the Board granted to Mr. Butchofsky options to purchase an additional 250,000 QLT common shares at an exercise price of CAD$8.41.
(ii) Compensation and Separation Payments to our Former Chief Executive Officer, Mr. Hastings
Mr. Hastings received a 3% increase to his base salary during 2005, which brought his base salary to CAD$858,134. Mr. Hastings’ target cash incentive compensation for 2005 was not altered and remained at the 2004 target level of 75% of his base salary.
Under Mr. Hastings employment agreement, he was entitled to a minimum grant each year of 100,000 options to purchase common shares in QLT. In March 2005, the Compensation Committee granted to Mr. Hastings his annual entitlement of options to purchase 100,000 common shares at an exercise price of CAD$15.02 per common share.
Mr. Hastings employment with QLT ended on September 23, 2005. Upon his mutually agreed upon separation from QLT, the Executive Compensation Committee considered and reviewed with the independent members of the Board of Directors the pre-existing contractual commitments to Mr. Hastings under his employment agreement, which are described on page 27 of this Proxy Statement. The Executive Compensation Committee then negotiated with Mr. Hastings a separation agreement that reflected those previously agreed upon separation terms. In addition, under the separation agreement the Executive Committee obtained from Mr. Hastings a release and confirmation of his non-competition and non-solicitation obligations in return for reimbursement of certain relocation expenses and extension of the stock option exercise period. A description of the separation payments agreed to with Mr. Hastings is set out above in this Proxy Statement under the heading “Employment Contracts, Termination of Employment and Change-in-Control Agreements.”
Composition of the Compensation Committee
In 2005, the Compensation Committee was composed solely of non-employee, independent Directors, namely Mr. Alan Mendelson (Chair), Mr. Boyd Clarke and Mr. Ronald Henriksen.
Alan C. Mendelson (Chair), Boyd C. Clarke, Ronald D. Henriksen
MEMBERS OF THE EXECUTIVE COMPENSATION COMMITTEE

SHARE PRICE PERFORMANCE GRAPH
The graph below compares cumulative total shareholder return on the common shares of QLT for the last five fiscal years with the total cumulative return of the S&P/TSX Composite Index and the NASDAQ Biotechnology Index over the same period.

	Dec. 29, 2000	Dec. 31, 2001	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004	Dec. 30, 2005
QLT Total Return	100.00	96.31	31.87	58.26	45.73	17.76
S&P/TSX Composite Index	100.00	86.06	74.04	92.02	103.50	126.18
NASDAQ Biotechnology Index	100.00	89.01	48.20	57.73	56.80	56.52
The graph above assumes CAD$100 invested on December 29, 2000 in common shares of QLT and in each index converted, where applicable, to Canadian dollars at the Bank of Canada close rate in effect on each date. The share price shown above for the common shares is historical and not indicative of future price performance.
On April 28, 2005, we announced a share buy-back program pursuant to which we may purchase up to $50 million of our common shares over a two-year period. In December 2005 we increased the amount that may be purchased to $100 million of our common shares over a two-year period ending May 2007. The share purchases would be made as a normal course issuer bid. All purchases would be effected in the open market through the facilities of the Toronto Stock Exchange and The NASDAQ Stock Market, and in accordance with all regulatory requirements. Prior to the December 2005 increase, we were permitted to purchase for cancellation up to 4,690,752 common shares during the one-year period commencing May 4, 2005, being 5.0% of the number of common shares outstanding. Following the December 2005 increase, we may purchase for cancellation up to 9,300,000 common shares during the one-year period commencing May 4, 2005, being 9.9% of the number of common shares outstanding. The actual number of common shares which may be purchased and the timing of any such purchases are determined by management.
In May, October and November 2005, we repurchased 1,355,600, 428,800 and 1,357,000 common shares at an average purchase price per share of US$11.43, US$7.04 and US$6.73, respectively. No shares were repurchased in December 2005. As of December 31, 2005, we have repurchased and cancelled 3,141,400 common shares at an aggregate cost of US$27.6 million, with an additional 6,158,600 shares that can be repurchased prior to May 2006. In the first quarter of 2006, we repurchased and cancelled 1,726,000 common shares at an aggregate cost of US$12,893,595. As a result, as of March 31, 2006, we repurchased a total of 4,867,400 common shares at an aggregate cost of US$40,542,449.
REPORT OF THE AUDIT AND RISK COMMITTEE
The Audit and Risk Committee reviews QLT’s financial reporting processes on behalf of the Board. A full description of the duties of the Audit and Risk Committee are set out on page 23 of this Proxy Statement. A copy of the Charter of the Audit and Risk Committee is posted on QLT’s web site at www.qltinc.com.
The Audit and Risk Committee met with management of QLT and QLT’s independent auditors, Deloitte & Touche LLP, regularly during the year to review management’s assessment of the effectiveness of QLT’s internal control over financial reporting and the auditors evaluation of QLT’s internal control over financial reporting. The Audit and Risk Committee discussed these matters with QLT’s independent auditors and with appropriate financial personnel in QLT. The Audit and Risk Committee also discussed with QLT’s senior management and the independent auditors the disclosure controls and procedures which were designed by QLT’s Chief Executive Officer and Chief Financial Officer and received their report thereon in advance of their making the certifications required by the SEC and the Sarbanes-Oxley Act for QLT’s periodic report filings with the SEC. The Audit and Risk Committee also oversees compliance by QLT and management with QLT’s Code of Ethics.
As part of its controls procedures, the Audit and Risk Committee approves each year the appointment of QLT’s external auditors and the proposed fees to be paid for the audit services. In addition, QLT may not engage its external auditors to provide non-audit services unless the nature and cost of those services have also been pre-approved by the Audit and Risk Committee. For the 2005 fiscal year all fees paid to QLT’s external auditors were pre-approved by the Audit and Risk Committee.
The Audit and Risk Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2005 with the management of QLT. In addition, the Audit and Risk Committee has discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit and Risk Committee has received the written disclosures and the letter from the auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the auditors the independence of the auditors. The Audit and Risk Committee has received the report of the Chief Executive Officer and the Chief Financial Officer with respect to their assessment of the effectiveness of QLT’s internal control over financial reporting. Based on the discussions and reviews noted above, the Audit and Risk Committee recommended to QLT’s Board that the audited consolidated financial statements be included in QLT’s Annual Report on Form 10-K for fiscal year 2005.
Peter A. Crossgrove (Chair), Richard R. Vietor, L. Jack Wood
MEMBERS OF THE AUDIT AND RISK COMMITTEE

APPOINTMENT OF INDEPENDENT AUDITORS
The firm of Deloitte & Touche LLP served as independent auditors for QLT for the year ended December 31, 2005. Upon the unanimous recommendation of the Audit and Risk Committee, the Board has proposed that Deloitte & Touche LLP continue in this capacity in 2006. Deloitte & Touche LLP were first appointed as independent auditors of QLT in 1983. The affirmative vote of the holders of a majority of the common shares represented in person or by proxy at the Annual Meeting and entitled to vote on this resolution will be required for approval.
Both the Chief Executive Officer and Chairman intend to vote the common shares represented by proxies for which either of them is appointed proxyholder “FOR” the appointment of Deloitte & Touche LLP at a remuneration to be fixed by the Audit and Risk Committee. If the resolution is not adopted, the Business Corporations Act (British Columbia) provides that the current auditors, Deloitte & Touche LLP, will continue to act for QLT until such time as the shareholders approve alternate auditors.
For the years ended December 31, 2005 and 2004, professional services were performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”) as follows:

Fiscal year ended	2005(1)			2004(1)
Audit Fees (for audit of QLT’s annual financial statements for the respective year, reviews of QLT’s quarterly financial statements and services provided in connection with statutory and regulatory filings)	US$	1,110,024		US$	942,332

Audit-Related Fees	US$	11,147	(2)	US$	118,875	(3)

Tax Fees (Tax compliance, tax advice and planning)	US$	6,440	(4)	US$	4,036	(4)

All Other Fees		—			—

Total Fees	US$	1,127,611		US$	1,065,243

(1)	Where amounts shown were paid in Canadian funds, the amounts set out in the above Table represent the US dollar equivalent of those payments converted using the following weighted average exchange rates: US$1.00 = CAD$1. 30082 for 2004 and US$1.00 = CAD1.2111 for 2005.

(2)	Audit related fees for 2005 represent fees for assistance related to transition to US GAAP with a Canadian GAAP reconciliation.

(3)	Audit related fees represent fees for due diligence services and other assistance related to QLT’s acquisition of Atrix (US$79,228), for services to assist QLT with the requirements of the Sarbanes-Oxley Act (US$38,053) and the subscription fee for QLT’s subscription to Deloitte & Touche’s Accounting Research Database (US$1,594).

(4)	Tax fees for 2004 and 2005 represent fees for property tax assessment services.
The Audit and Risk Committee considered and concluded that the provision by Deloitte & Touche LLP of such audit and tax related services, and other services as were provided to QLT in 2004 and 2005, is compatible with maintaining the independence of Deloitte & Touche LLP.

QLT has been advised that a representative of Deloitte & Touche LLP will attend the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of QLT’s executive officers serves as a member of the compensation committee or board of Directors of any entity that has an executive officer serving as a member of the Compensation Committee or Board of QLT.
INTEREST OF CERTAIN PERSONS IN MATERIAL TRANSACTIONS
Unless otherwise disclosed in this Proxy Statement, none of the Directors, executive officers or any beneficial owner of more than 5% of the outstanding common shares of QLT, had any material interest, direct or indirect, in any transaction during the past fiscal year or in any proposed transaction which has materially affected or will materially affect QLT. In the event that a Director is determined to have any material interest, direct or indirect, in any transaction or in any proposed transaction of QLT, only those Directors not having a material interest would be permitted to consider and evaluate any such transaction or agreements relating to that transaction.
QLT has entered into indemnity agreements with the Directors, the Chief Executive Officer, and certain other officers which provide, among other things, that, subject to any requirements that may exist under the Business Corporations Act (British Columbia) or the Articles of QLT, QLT will indemnify such officer or director, under the circumstances and to the extent specified, for expenses, damages, judgements, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director or officer of QLT.
AUDITED CONSOLIDATED FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION
A copy of QLT’s 2005 Annual Report on Form 10-K for the fiscal year ended December 31, 2005 is being mailed to all registered and beneficial shareholders of QLT along with this Proxy Statement. The Audited Consolidated Financial Statements of QLT for its most recently completed fiscal year ended December 31, 2005, together with the Auditors’ Report thereon, which are included in QLT’s Annual Report for Canadian regulatory purposes, will be presented at the Annual Meeting. Additional copies of the Audited Consolidated Financial Statements including management discussion and analysis, are available from QLT’s web site at www.qltinc.com or upon request directly to QLT to the attention of “QLT Investor Relations,” 887 Great Northern Way, Vancouver, British Columbia, Canada, V5T 4T5 (Phone: 604-707-7000; Fax: 604-707-7001; e-mail: ir@qltinc.com.
Additional information relating to QLT has been filed and is available on SEDAR and EDGAR at www.sedar.com and www.sec.gov.

OTHER BUSINESS
The Board is not aware of any other matter that will be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, both the President and Chairman of the Board intend to vote the common shares represented by proxy for which for which either of them is appointed in accordance with their best judgement on such matters.
The contents and the sending of this Proxy Statement have been approved by the Board.
DATED at Vancouver, British Columbia, this 10th day of April, 2006.
BY ORDER OF THE BOARD OF DIRECTORS
“Janet Grove”
Janet Grove
Vice President, Corporate Counsel and Corporate Secretary

EXHIBIT A
MANDATE OF THE BOARD OF DIRECTORS
The following mandate has been adopted by the Board of Directors (the “Board”) of QLT Inc. (“QLT”) to assist the Board in the exercise of its responsibilities. This mandate reflects the Board’s commitment to providing objective, prudent stewardship of QLT and designing responsible and effective corporate governance principles and guidelines to monitor the effectiveness of policy and decision-making both at the Board and senior management level, with a view to enhancing long-term shareholder value. This mandate is subject to modification from time to time by the Board.
THE BOARD
Role of Directors
The Board has responsibility for the stewardship of QLT. The business and affairs of QLT will be supervised and managed by or under the direction of the Board.
The Board, as a whole, oversees the development and application of policies regarding corporate governance and is responsible for:
1.	the adoption of corporate strategies and plans for QLT’s business;

2.	the identification of the principal risks of QLT’s business and ensuring the implementation of the appropriate systems to manage these risks;

3.	succession planning for, including identifying, appointing, training and monitoring the Chief Executive Officer and other executive officers;

4.	overseeing the integrity of QLT’s internal controls and management information systems; and

5.	maintaining a continuing dialogue with senior management in order to ensure QLT’s ability to respond to changes, both internal and external, which may affect its business operations from time to time.
Size of the Board
On an annual basis, the Corporate Governance and Nominating Committee and the Board as a whole examine the size of the Board to ensure that it is optimum for decision-making. Subject to compliance with the Articles of QLT, the size of the Board could, however, be increased or decreased if determined to be appropriate by the Board. For example, it may be desirable to increase the size of the Board in order to accommodate the availability of an outstanding candidate for director. The Corporate Governance and Nominating Committee will be responsible for evaluating the composition, structure, practices and effectiveness of the Board.
Selection of New Directors
The Board will be responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual general meetings of shareholders. The Corporate Governance and Nominating Committee is responsible for identifying and recommending qualified individuals to the Board for Board membership. When formulating its Board membership recommendations, the Corporate Governance and Nominating Committee will also consider advice and recommendations from others as it deems appropriate.
Board Membership Criteria
Nominees for director will be selected on the basis of, among other things, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries, understanding of QLT’s business environment and willingness to devote adequate time and effort to Board responsibilities. The Corporate Governance and Nominating Committee will consider the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member.
The Corporate Governance and Nominating Committee will be responsible for assessing the appropriate balance of criteria required of Board members.
Independence of the Board
The Board will be comprised of a majority of Directors who qualify as independent Directors (“Independent Directors”) under the standards of the TSX, NASDAQ and under applicable laws.
The Board will review annually the relationships that each director has with QLT (either directly or as a partner, shareholder or officer of an organization that has a relationship with QLT). Following such annual review, only those Directors who the Board affirmatively determines have no direct or indirect material relationship with the Company which could, in the view of the Board, be reasonably expected to interfere with the exercise of a member’s independent judgment will be considered Independent Directors, subject to additional qualifications prescribed under the standards of the TSX, NASDAQ and under applicable laws. The Board may adopt and disclose categorical standards to assist it in determining director independence.
Board Compensation
A director who is also an officer of QLT will not receive additional compensation for such service as a director.
The Executive Compensation Committee will annually review the level and form of QLT’s Director compensation, including retainer, committee member and chair retainers, Board and committee meeting attendance fees and any other form of compensation, such as equity goals.
Fees paid and equity goals made by QLT for service as a director (including any additional amounts paid to Chairs of committees and to members of committees of the Board) are the only form of compensatory remuneration a member of the Audit and Risk Committee may receive from QLT.
Strategic Direction of QLT
The Board is responsible for adopting a strategic planning process. It is senior management’s job to formalize, propose and implement strategic choices and the Board’s role to approve strategic direction and evaluate strategic results. At least annually, the Board will consider a strategic plan presented by senior management which takes into account, among other things, the opportunities and risks of the business of QLT. As a practical matter, the Board and senior management will be better able to carry out their respective strategic responsibilities if there is an ongoing dialogue among the Chief Executive Officer, other senior management personnel and other Board members.

Board Access to Executive Management
Board members will have access to QLT’s senior management and, as appropriate, to QLT’s outside advisors. Board members will coordinate such access through the Chief Executive Officer and Board members will use their judgment to assure that this access is not distracting to the business operation of QLT. Board members will also have access to all books, records and reports of QLT, upon request to the Chief Executive Officer.
Attendance at Meetings
A Director is expected to spend the time and effort necessary to properly discharge such Director’s responsibilities. Accordingly, a Director is expected to regularly attend meetings of the Board and committees on which such Director sits, and to review prior to meetings material distributed in advance for such meetings. A Director who is unable to attend a meeting (which it is understood will occur on occasion) is expected to notify the Chairman of the Board or the Chairperson of the appropriate committee in advance of such meeting.
Board members are encouraged to attend each annual general meeting of QLT’s shareholders to facilitate direct interaction between shareholders and Board members.
Frequency of Meetings
There will be at least four regular in-person meetings of the Board each year.
Attendance of Executive Management Personnel at Board Meetings
The Board encourages the Chief Executive Officer to bring members of senior management from time to time into Board meetings to (i) provide management insight into items being discussed by the Board which involve senior management; (ii) make presentations to the Board on matters which involve senior management; and (iii) bring senior management personnel with significant potential into contact with the Board. Attendance of such senior management personnel at Board meetings is at the discretion of the Board. Should the Chief Executive Officer desire to add additional members of senior management as attendees on a regular basis, this should be suggested to the Board for its concurrence.
Separate Sessions of Independent Directors
The Independent Directors of QLT will meet regularly in-camera session without non-independent Directors or management present.
Board Materials Distributed in Advance
The Corporate Governance and Nominating Committee will be responsible for overseeing and reviewing management’s processes for providing information to the Board. Information and materials that are important to the Board’s understanding of the agenda items and other topics to be considered at a Board meeting should, to the extent practicable, be distributed sufficiently in advance of the meeting to permit prior review by the Directors. In the event of a pressing need for the Board to meet on short notice or if such materials would otherwise contain highly confidential or sensitive information, it is recognized that written materials may not be available in advance of the meeting.

Self-Evaluation by the Board
The Corporate Governance and Nominating Committee is responsible for an annual self-assessment of the Board’s performance as well as the performance of each committee of the Board and the contributions of each individual member of the Board, the results of which will be discussed with the full Board and each committee.
Board Orientation and Continuing Education
As and when a new director is appointed to serve on the Board, the Corporate Governance and Nominating Committee of the Board will ensure that a full program of orientation and education is provided for the nominee, including (but not limited to) provision of a complete corporate history, copies of past minutes of meetings of the Board, and information regarding QLT’s business and operations. The Corporate Governance and Nominating Committee is charged with reviewing the current orientation and education program and recommending and initiating improvements to this program as warranted. QLT encourages each director to participate in continuing educational programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a director.
Decisions Requiring Prior Approval of the Board
In addition to matters that must, by law or by the Articles of QLT, be approved by the Board, senior management is required to seek approval from the Board for major transactions, or for any single expense which exceeds certain specified dollar values as determined by the Board from time-to-time.
BOARD COMMITTEES
Number and Names of Board Committees
QLT will have three standing committees: the Audit and Risk Committee, the Executive Compensation Committee and the Corporate Governance and Nominating Committee. The purpose and responsibilities for each of the Audit and Risk Committee, Executive Compensation Committee and Corporate Governance and Nominating Committee will be outlined in committee charters adopted by the Board. The Board has not developed written descriptions of the responsibilities of each Chair of the committees of the Board, however, the Chair of each such committee will be responsible to ensure that their respective committee fulfills the formal charter established by the Board for that committee. The Board may, from time to time, form a new standing committee or disband a current committee (other than the Audit and Risk Committee) or alter the charter for a committee depending on circumstances. In addition, the Board may determine to form ad hoc or special committees from time to time, and determine the composition and areas of competence of such committees.
Independence of Board Committees
Each of the Audit and Risk Committee, Executive Compensation Committee and Corporate Governance and Nominating Committee will be composed entirely of Independent Directors satisfying all applicable legal, regulatory and stock exchange requirements necessary for an assignment to any such committee.
Assignment and Rotation of Committee Members
The Corporate Governance and Nominating Committee will be responsible for determining membership standards, reviewing Board committee charters and selecting and making recommendations to the Board with respect to the assignment of Board members to various committees. After reviewing the Corporate

Governance and Nominating Committee’s recommendations, the Board will be responsible for appointing the members to the committees on an annual basis.
LEADERSHIP DEVELOPMENT
Selection of the Chief Executive Officer
The Board will be responsible for identifying potential candidates for, and selecting, QLT’s Chief Executive Officer. In doing so, the Board will consider, among other things, a candidate’s experience, understanding of QLT’s business environment, leadership qualities, knowledge, skills, expertise, integrity, and reputation in the business community. When it is appropriate or necessary, it is the Board’s responsibility to remove the Chief Executive Officer and to select a successor.
Evaluation of Chief Executive Officer
The Executive Compensation Committee will conduct an annual performance and compensation review of the Chief Executive Officer and other senior management personnel of based on the performance of the business, achievement of QLT’s financial and strategic objectives, development of management, and as further set forth in its charter. The Executive Compensation Committee will be responsible for making recommendations to the Board as to the compensation of the Chief Executive Officer and other senior management personnel of QLT.
Succession Planning
The Board is responsible for developing a succession plan for the Chief Executive Officer, and for discussing with the Chief Executive Officer succession plans for other senior management personnel, and will review the plan periodically.

EXHIBIT B
MANDATE OF THE CHAIRMAN
OF THE BOARD OF DIRECTORS
1.	PURPOSE

(1)	The primary functions of the Chairman of the Board of Directors are to facilitate the operations and deliberations of the Board and the satisfaction of the Board’s functions and responsibilities under its mandate.

2.	GENERAL

(1)	Appointment and Removal of Chairman of the Board. The Chairman of the Board shall be elected annually by the members of the Board at the first meeting of the Board after each annual general meeting of shareholders or between annual general meetings upon the resignation, death, disqualification or removal of the Chairman. The Chairman shall serve at the pleasure of the Board, or until the earlier of the close of the next annual general meeting, the death of the Chairman or the resignation, disqualification or removal of the Chairman from the Board.

(2)	Qualifications. The Chairman shall be a member of the Board and satisfy the independence standards established by the Board and any additional independence standards required for a Board committee, chairman or lead director of a board of directors under applicable law.

(3)	Access to Management and Outside Advisors. The Chairman shall have unrestricted access to senior management and employees of QLT. The Chairman shall have the authority to retain and terminate external legal counsel, consultants or other advisors to assist him or her in fulfilling his or her responsibilities and to set and pay the respective reasonable compensation for these advisors without consulting or obtaining the approval of the Board or any officer of QLT. QLT shall provide appropriate funding, as determined by the Chairman, for the services of these advisors.

3.	FUNCTIONS AND RESPONSIBILITIES
The Chairman shall have the functions and responsibilities set out below as well as any other matters that are specifically delegated to the Chairman by the Board. In addition to these functions and responsibilities, the Chairman shall perform the duties required of a chairman of a board of directors by binding requirements of the stock exchanges on which the securities of QLT are listed, and all other applicable laws.
(1)	Board Management
(a)	Leadership. The Chairman shall provide leadership of the Board and arrange for it to review and monitor the aims, strategy, policy and directions of QLT and the achievement of its objectives.

(b)	Communication. The Chairman shall communicate with the Board to keep it up-to-date on major developments, in order to avoid surprises through timely discussion of potential developments and have the Board provided with sufficient knowledge to permit it to make major decisions in a considered manner based on full information.

(c)	Chair of Board Meetings and the Annual General Meeting. The Chairman shall chair Board meetings and all annual general meetings. The Chairman may vote at a Board meeting on any matter requiring a vote.

(d)	Board Meetings. In consultation with the Chief Executive Officer, the Chairman shall set the agenda for each Board meeting. Each Board meeting agenda shall include appropriate strategic issues and any other matters requiring approval of, or consideration by, the Board.

(e)	Director Appointments and Nominations. The Chairman shall provide input to the Corporate Governance and Nominating Committee on its recommendation to the Board for approval of (i) candidates for nomination or appointment to the Board; and (ii) members and chairs of Board committees.

(f)	Director Development. In consultation with the Corporate Governance and Nominating Committee, the Chairman shall lead QLT’s director development program. At least annually, the Chairman shall report to the Board on the status of the Director development program and shall recommend changes he or she considers appropriate.

(g)	Access to Management and Outside Advisors. On an ongoing basis, the Chairman shall assess whether the Board and its committees have appropriate administrative support, access to senior management and access to outside advisors for the purposes of the Board fulfilling its mandate.
(2)	Advisory Matters Relating to the President and Chief Executive Officer
(a)	Input on Chief Executive Officer Matters. The Chairman shall provide input to the Corporate Governance and Nominating Committee and Executive Compensation Committee of the Board in respect of the appointment, removal, evaluation, compensation and succession, as applicable, of the Chief Executive Officer.

(b)	Meeting with Chief Executive Officer. At least quarterly, the Chairman shall meet with the Chief Executive Officer to provide feedback and advice on behalf of the Board. On an ongoing basis, the Chairman shall communicate with the Chief Executive Officer, on behalf of the Board regarding questions, concerns or comments of the Board, shareholders or other stakeholders.
(3)	Succession. The Chairman shall participate and provide input, as required, to the Corporate Governance and Nominating Committee on succession plans in respect of the Chairman position.
(4)	Strategic Planning. At least annually, the Chairman shall review management’s strategic planning initiatives, including the outcome of management’s annual strategy meeting.
(5)	Communication with Shareholders. At least annually, in conjunction with the Board and the Chief Executive Officer, the Chairman shall review the effectiveness of QLT’s shareholder communications plan.

4.	REPORTING TO THE BOARD
(1)	The Chairman shall report to the Board on material arising in undertaking his or her functions and responsibilities under this mandate and, if necessary, shall make recommendations to the Board for its approval on these matters.

EXHIBIT C
QLT’S EQUITY COMPENSATION PLANS
QLT currently maintains four equity compensation plans which provide for the issuance of common shares to employees, officers and Directors, all of which have been approved by the shareholders, namely the 1998 Incentive Stock Option Plan, the 2000 Incentive Stock Option Plan, the 1987 Atrix Performance Stock Option Plan and the 2000 Atrix Performance Stock Option Plan. QLT also maintains one equity compensation plan, the Non-Qualified Atrix Stock Option Plan which provides for the issuance of common shares to certain outside consultants. The Non-Qualified Atrix Stock Option Plan was not approved by shareholders of Atrix Laboratories, Inc. (“Atrix”), but the details of this Plan was included in the Joint Proxy Statement prospectus mailed to shareholder of QLT and Atrix on or about October 18, 2004 and was the subject of the approval granted by QLT’s shareholders in connection with QLT’s acquisition of Atrix.
As of February 28, 2006, no QLT securities remain available for issuance under the 1998 Stock Option Plan or the 1987 Atrix Performance Stock Option Plan, however, both of these plans remain in effect for so long as options previously granted under these plans remain outstanding.
Details of the manner in which those options formerly granted by Atrix were assumed by QLT were included in the Joint Proxy Statement prospectus mailed to shareholder of QLT and Atrix on or about October 18, 2004 and was the subject of the approval granted by QLT’s shareholders in connection with QLT’s acquisition of Atrix.
As of March 31, 2006, the total number of common shares issued under our equity compensation plans and issuable under outstanding options granted under our plans and the percentage of the common shares issued and outstanding represented by such shares, was as follows:

Plan	Common Shares Issued	Common Shares issuable under
	(% of total issued and outstanding Common	outstanding options (% of total issued and
	Shares)	outstanding Common Shares)
2000 Incentive Stock Option Plan	336,033 (0.4%)	5,064,002 (5.7%)

1998 Incentive Stock Option Plan	3,973,016 (4.4%)	310,191 (0.3%)

1987 Atrix Performance Stock Option Plan	139,276 (0.2%) (1)	121,046 (0.1%)

2000 Atrix Performance Stock Option Plan	1,314,671 (1.5%) (1)	3,693,546 (4.1%)

Non-Qualified Atrix Stock Option Plan	—	22,848 (0.0%)

Note: (1) Shares of QLT Inc. issued since acquisition of Atrix Laboratories, Inc. on November 19, 2004

None of these plans have been amended in the last fiscal year and there are no entitlements previously granted under any of these plans that remain subject to ratification by security holders. No financial assistance is provided by QLT to the participants under these plans to facilitate the exercise of options.
Exercise Price
Pursuant to the terms of each of our plans, the exercise price of options granted will be determined by the Compensation Committee, but will in no event be less than the fair market value of our common shares immediately preceding grant. As such, the exercise price for options granted under all our plans is the closing price on the TSX (for Canadian employees) or NASDAQ (for U.S. employees) immediately preceding the grant.
Exercise Period
Although the plans provide discretion to the Compensation Committee or QLT’s board to have an exercise period of up to 10 years, all options granted under the 1998 Incentive Stock Option Plan and the 2000 Incentive Stock Option Plan have an exercise period of 5 years. Under 1987 Atrix Performance Stock Option Plan, the 2000 Atrix Performance Stock Option Plan and the Non-Qualified Atrix Stock Option Plan, Atrix previously provided a 10 year exercise period to optionees. However, since QLT’s acquisition of Atrix on November 19, 2004, all options granted under the 2000 Atrix Performance Stock Option Plan have been given a 5 year exercise period. No options have been granted under the 1987 Atrix Performance Stock Option Plan or the Non-Qualified Atrix Stock Option Plan since the acquisition.
Vesting
Under the 1998 Incentive Stock Option Plan and the 2000 Incentive Stock Option Plan vesting of options granted under such plans occurs monthly over 36 months, subject to such altered vesting schedules as the Compensation Committee or QLT’s board may determine. For senior managers, executive officers and Directors, 50% of any unvested options vest on the termination of employment without cause, and 100% of unvested options vest on the occurrence of a change of control.
All options granted under the 1987 Atrix Performance Stock Option Plan, the 2000 Atrix Performance Stock Option Plan and the Non-Qualified Atrix Stock Option Plan prior to QLT’s acquisition of Atrix became 100% vested as a condition of the transaction. In addition, any non-qualified options that were issued prior to the acquisition were amended immediately following the closing so that such options are exercisable until the earlier of: (i) one year following the date of termination of the option holder’s position, if the option holder is terminated other than for cause within 12 months of the acquisition; and (ii) the expiration of the option term. Since the acquisition of Atrix, options granted under the 2000 Atrix Performance Stock Option Plan have vested monthly over 36 months.
Below is a summary of certain of the key terms of each of the equity compensation plans that QLT currently maintains:
2000 Incentive Stock Option Plan
Share Reserve. QLT has reserved an aggregate of 7,000,000 common shares for issuance under the 2000 Incentive Stock Option Plan. Common shares with respect to options that are not exercised in full, will be available for grant under subsequent options under this plan. In addition, the number of common shares reserved for issuance to any one person shall not, in the aggregate, exceed five percent of the issued and outstanding common shares (on a non-diluted basis). The Committee will not grant options to a Director who is not an employee or executive of QLT where such grant will result in those Directors who are not employees or executives of QLT and who hold options under this plan, holding, in the aggregate, more than 0.25% of the issued and outstanding common shares (on a non-diluted basis). At March 31, 2006, options to purchase an aggregate total of 5,064,002 common shares remain outstanding under the 2000 Plan and exercisable in the future at prices ranging between CAD$7.79 and CAD$108.60 per common share.
Administration. The Compensation Committee administers the 2000 Incentive Stock Option Plan.
Eligibility. The Directors, officers, employees and consultants of QLT or our affiliated companies, who is or will be, in the opinion of the Compensation Committee, important for the growth and success of QLT and whose participation in this 2000 Incentive Stock Option 2000 Incentive Stock Option Plan will, in the opinion of the Compensation Committee, accomplish the purposes of this 2000 Incentive Stock Option Plan, are eligible to participate in the 2000 Incentive Stock Option Plan.
Grant and Exercise of Options. Subject to the terms of the 2000 Incentive Stock Option Plan, the Compensation Committee may grant to any eligible person one or more options as it deems appropriate. The Compensation Committee may also impose such limitations or conditions on the exercise or vesting of any option as it deems appropriate.
An option will expire automatically on the earlier of (i) the date on which such option is exercised in respect of all of the common shares that may be purchased under this 2000 Incentive Stock Option Plan, and (ii) the date fixed by the Compensation Committee as the expiry date of such option, which date will not be more than ten years from the date of grant.
If an optionee’s status as an eligible person terminates as a result of retirement or ceases to be a consultant by normal termination of the consulting agreement or ceases to be a Director of QLT, and if such optionee has worked on behalf of QLT for at least 20 years or is at least 60 years of age and has worked continuously for at least five years, all options of such optionee will become immediately vested and will be exerciseable until the expiry of the options. In all other cases, all options will become immediately vested and will be exercisable for a period of the earlier of 90 days and the expiry of the options. If the optionee’s status as an eligible person is terminated for cause, the option shall terminate immediately. If an optionee’s status as an eligible person is terminated as a result of disability, the option will expire 12 months after the date of termination, or on such other date determined by the Compensation Committee and specified in the option agreement. In the event that the optionee dies before otherwise ceasing to be an eligible person, or before the expiration of the option following such a termination, the option will expire 12 months after the date of death, or on such other date determined by the Compensation Committee and specified in the option agreement. Notwithstanding the foregoing, except as expressly permitted by our Compensation Committee, all stock options will cease to vest as at the date upon which the optionee ceases to be eligible to participate in this plan.
Transferability. No option may be transferred or assigned except by will or by operation of the laws of devolution or distribution and descent or pursuant to a qualified domestic relations order, as defined by the U.S. Internal Revenue Code of 1986 and may be exercised only by an optionee during his or her lifetime.
Amendments or Termination. Our Compensation Committee has the right at any time to suspend, amend or terminate the 2000 Incentive Stock Option Plan, but will not have the right to (i) affect in a manner that is adverse or prejudicial to, or that impairs, the benefits and rights of any optionee under any option previously granted without the consent of such optionee; (ii) decrease the number of common shares that may be issued pursuant to any option granted under this plan without the consent of such optionee; (iii)

increase the option exercise price without the consent of the optionee; and (iv) grant any option if this plan has been suspended.
1998 Incentive Stock Option Plan
Share Reserve. The number of Common Shares which may be reserved for issuance pursuant to options granted under the 1998 Incentive Stock Option Plan shall not exceed, in the aggregate, 5,000,000. The number of common shares reserved for issuance to any one person under this plan shall not, in the aggregate, exceed five percent of QLT’s issued and outstanding common shares (on a non-diluted basis). At March 31, 2006, options to purchase an aggregate total of 310,191 common shares remain outstanding under the 1998 Plan and exercisable in the future at prices ranging between CAD$12.10 and CAD$40.20 per common share.
Administration. The Compensation Committee administers the 1998 Incentive Stock Option Plan.
Eligibility. The Directors, officers, and employees of QLT or our affiliated companies, who in the opinion of the Compensation Committee, are important for the growth and success of QLT and whose participation in this plan will, in the opinion of the executive compensation committee, accomplish the purposes of this plan, are eligible to participate under the 1998 Incentive Stock Option Plan.
Grant and Exercise of Options. Subject to the terms of the 1998 Incentive Stock Option Plan, the Compensation Committee may grant to any eligible person one or more options as it deems appropriate. The Compensation Committee may also impose such limitations or conditions on the exercise or vesting of any option as it deems appropriate.
Each option shall terminate on the 90th day after the date on which the optionee ceases to be an eligible person, provided that if such optionee ceases to be an eligible person by reason of the death of such optionee, all or any of the common shares then covered by such option may be purchased by the legal representative of such optionee, or by the person or persons to whom the right of such optionee under the option agreement entered into with such optionee have passed by will or by operation of the laws of devolution or distribution and descent, until the earlier of (i) the date that is twelve months after the date of the death of such optionee, and (ii) the expiry date of such option as set out in the respective option agreement.
Transferability. No option granted under this plan may be transferred or assigned except by will or by operation of the laws of devolution or distribution and descent or pursuant to a qualified domestic relations order, as defined by the Internal Revenue Code of 1986 and may be exercised only by an optionee during his or her lifetime.
Amendments or Termination. Our Compensation Committee has the right at any time to suspend, amend or terminate the 1998 Incentive Stock Option Plan subject to certain exceptions.
1987 Atrix Performance Stock Option Plan
Share Reserve. Prior to the Company’s acquisition of Atrix on November 19, 2004, an aggregate of 2,500,000 common shares of Atrix Laboratories, Inc. had been reserved for issuance under the 1987 Atrix Performance Stock Option Plan. Upon the expiration or termination of an option which has not been exercised in full, the number of common shares reserved for issuance under that option which have not been issued will become available for issue for the purpose of additional options which may be granted under this plan. Upon acquisition, the Company assumed the remaining options outstanding and issuable under the 1987 Atrix Performance Stock Option Plan which, after converting, provide for the issuance of up to 267,937 common shares of QLT Inc. At March 31, 2006, options to purchase an aggregate total of 121,046 common shares remain outstanding under the 1987 Atrix Plan and exercisable in the future at prices ranging between US$2.89 and US$12.90 per common share.
Administration. The Compensation Committee administers the 1987 Atrix Performance Stock Option Plan.
Eligibility. The Directors, officers, and key employees of Atrix or of any subsidiary companies, who, in the opinion of the Compensation Committee, contribute materially to the profitability and success of Atrix are eligible to participate in this plan.
Grant and Exercise of Options. Subject to the terms of the 1987 Atrix Performance Stock Option Plan, the Compensation Committee may grant to any eligible person one or more options as it deems appropriate. The Compensation Committee may also impose such limitations or conditions on the exercise or vesting of any option as it deems appropriate.
If an employee ceases to be an employee of the Company for any reason, other than by reason of death or disability, then all options held by such employee which are not exercisable when the employee ceases to be an employee shall terminate. All options which are exercisable when the employee ceases to be an employee must be exercised prior to the earlier of (i) the expiration date of the options or (ii) the date occurring 3 months after the date on which the employee ceases to be an employee.
If an employee dies while in the employ of Atrix or during the 3 month post-termination exercise period, the legal representative of such employee may exercise such option prior to the earlier of (i) the expiration date of the options, or (ii) the date occurring 12 months after the date of death. Such options shall terminate if they are not exercised during such period.
If the employment of an employee terminates by reason of the employee’s disability while such employee is entitled to exercise an option, such option must be exercised prior to the earlier of (i) the expiration date of the options or (ii) the date occurring 12 months after the date of the employee’s disability. Such options shall terminate if they are not exercised during such period.
Transferability. No option may be transferred or assigned except by will or by operation of the laws of descent and distribution and may be exercised only by an optionee during his or her lifetime.
Amendments or Termination. The Board of Directors has the right at any time to suspend, amend or terminate the 1987 Atrix Performance Stock Option Plan. No amendment to the plan will be made without shareholder approval that will (i) increase the total number of common shares reserved for options under the plan, (ii) reduce the exercise price of any option granted under this plan below the fair market value at the time of grant, (iii) modify the provisions of the plan pertaining to eligibility, or (iv) materially increase the benefits accruing to participants under this plan.
2000 Atrix Performance Stock Option Plan
Share Reserve. Prior to the Company’s acquisition of Atrix on November 19, 2004, an aggregate of 4,750,000 common shares of Atrix Laboratories, Inc. had been reserved for issuance under the 2000 Atrix Performance Stock Option Plan. Shares covered by an option grant which is forfeited or cancelled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares which may be issued under this plan. The maximum number of common shares with respect to which options may be granted to any one person in any fiscal year of Atrix shall be 400,000 shares. Where an optionee commences the provision of continuous service, the optionee may be granted options for up to an additional 300,000 shares which shall not count against the 400,000 limit. Upon acquisition, the Company assumed the remaining options outstanding and issuable under the 2000 Atrix Performance Stock Option Plan which, after converting, provide for the issuance of up to 6,794,636 common shares of QLT Inc. At March 31, 2006, options to purchase an aggregate total of 3,693,546 common shares remain outstanding under the 2000 Atrix Plan and exercisable at prices ranging between US$4.90 and US$17.82 per common share.
Administration. The Compensation Committee administers the plan.
Eligibility. Awards other than incentive stock options as defined in Section 422 of the Internal Revenue Code, may be granted to employees, Directors and consultants. Incentive stock options as defined in Section 422 of the Internal Revenue Code may be granted only to employees of Atrix, parent or a subsidiary.
Grant and Exercise of Options. The Compensation Committee may grant to any eligible person one or more options as it deems appropriate and may also impose such limitations or conditions on the exercise or vesting of any option as it deems appropriate.
An option will expire automatically on the earlier of (i) the date on which such option is exercised in respect of all of the common shares that may be purchased under this plan, and (ii) the date fixed by the Compensation Committee as the expiry date of such option, which date will not be more than ten years from the date of grant (or five years for an option granted to an optionee that owns shares representing more than 10% of the voting power of all classes of shares of Atrix or any parent or subsidiary).
Transferability. No incentive stock option may be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised only by an optionee during his or her lifetime. Other awards may be transferred by gift or through a domestic relations order to member of the grantee’s immediate family to the extent provided for in the stock option agreement or determined and to the extent determined by the Compensation Committee.
Amendments or Termination. Our Compensation Committee has the right at any time to suspend, amend or terminate the 2000 Atrix Performance Stock Option Plan. No options may be granted during any suspension of this plan, or after termination of this plan. Any amendment, suspension or termination shall not affect options already granted, and such awards shall remain in full force and effect as if the plan had not been amended, suspended or terminated, unless mutually agreed otherwise, which agreement must be in writing and signed by the optionee and Atrix.
Nonqualified Stock Option Plan
Share Reserve. Prior to the Company’s acquisition of Atrix on November 19, 2004, an aggregate of 150,000 common shares of Atrix Laboratories, Inc. had been reserved for issuance under the Non-Qualified Atrix Stock Option Plan. Options under the Non-Qualified Atrix Plan are granted to outside consultants. Upon acquisition, the Company assumed the remaining options outstanding and issuable under the Non-Qualified Atrix Plan which, after converting, provide for issuance of up to 207,543 common shares of QLT Inc. At March 31, 2006, options to purchase an aggregate total of 22,848 common shares were outstanding under the Non-Qualified Atrix Plan and exercisable in the future at prices ranging between US$5.72 and US$8.67 per common share.
Administration. The Compensation Committee of our board of Directors administers the Non-Qualified Atrix Stock Option Plan.

Eligibility. The board, upon recommendation of the Compensation Committee, may grant options to any consultant, independent contractor and any other designated persons who are not employees, which the Compensation Committee in its discretion shall designate.
Grant and Exercise of Options. The Compensation Committee may grant to any eligible person one or more options as it deems appropriate. The Compensation Committee may also impose such limitations or conditions on the exercise or vesting of any option as it deems appropriate. Options granted at different times under this plan need not contain similar provisions.
In the event of any termination of the consulting or other agreement between an optionee and Atrix, all options which had not been exercised as of the date of such termination will immediately expire.
In the event that an optionee dies while retained by Atrix and without having fully exercised his options, the executors or administrators, or legatees or heirs of his estate shall have the right to exercise such options to the extent that such deceased optionee was entitled to exercise the options on the date of death. In no event shall the options be exercisable more than two years from the date of death.
Transferability. Options shall not be transferable other than by will or by the laws of descent and distribution, and during an optionee’s lifetime shall be exercisable only by such optionee.
Amendments or Termination. Our Compensation Committee has the right at any time terminate, amend or revise the Non-Qualified Atrix Stock Option Plan. The Compensation Committee may not, without the consent of the holder of an option, alter or impair any option previously granted under this plan.